EXHIBIT 99.1






                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                                  BY AND AMONG

                               SAFLINK CORPORATION

                                       AND

                            JOTTER TECHNOLOGIES INC.

                                       AND

                CERTAIN SHAREHOLDERS OF JOTTER TECHNOLOGIES INC.






                            DATED SEPTEMBER 20, 2000


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                                TABLE OF CONTENTS

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ARTICLE I  DEFINITIONS............................................................................................1

1.1.     Certain Definitions......................................................................................1

1.2      Other Definitions........................................................................................7

ARTICLE II  THE MERGER AND RELATED TRANSACTIONS...................................................................7

2.1.     Effective Time of the Merger.............................................................................7

2.2      Effects of the Merger....................................................................................7

2.3.     Effects of Merger on Jotter Common Stock.................................................................7

2.4.     Issuance and Exchange of Certificates....................................................................9

2.5      No Further Ownership Rights in Stock....................................................................10

2.6      Exemption from Registration.............................................................................10

2.7      Alberta and British Columbia Residents..................................................................11

2.8      Board of Directors; Officers............................................................................11

2.9      Tax Treatment...........................................................................................12

ARTICLE III REPRESENTATIONS AND WARRANTIES OF JOTTER AND THE SIGNING HOLDERS.....................................12

3.1      Organization............................................................................................12

3.2      Capital Structure.......................................................................................13

3.3      Equity Investments......................................................................................15

3.4      Authority...............................................................................................15

3.5      Financial Statements....................................................................................16

3.6      Business Changes........................................................................................16

3.7      Properties..............................................................................................18

3.8      Accounts Receivable.....................................................................................20
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                                       I
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3.9      Taxes...................................................................................................20

3.10     Employees...............................................................................................21

3.11     Compliance with Law.....................................................................................22

3.12     Year 2000 Compliance....................................................................................22

3.13     Litigation..............................................................................................22

3.14     Contracts...............................................................................................23

3.15     No Default..............................................................................................25

3.16     Customers...............................................................................................25

3.17     Proprietary Rights......................................................................................25

3.18     Insurance...............................................................................................28

3.19     Bank Accounts...........................................................................................28

3.20     Brokers or Finders......................................................................................29

3.21     Certain Advances........................................................................................29

3.22     Related Parties.........................................................................................29

3.23     Employee Benefit Plans; ERISA...........................................................................29

3.24     Customers and Other Relationships.......................................................................31

3.25     Underlying Documents....................................................................................31

3.26     Full Disclosure.........................................................................................32

3.27     Status of Shareholders..................................................................................32

3.28     Reporting Status........................................................................................32

3.29     Knowledge...............................................................................................32

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF SAFLINK............................................................33

4.1      Organization............................................................................................33

4.2      Acquisition Corporation Capital Structure...............................................................33

4.3      Authority...............................................................................................33
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                                       II
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4.4      Capital Structure.......................................................................................34

4.5      SEC Documents...........................................................................................35

4.6      No Conflict.............................................................................................35

4.7      Shares of Common Stock..................................................................................35

4.8      Brokers or Finders......................................................................................36

4.9      Information Provided....................................................................................36

4.10     Sophistication of Buyer.................................................................................36

4.11     False and Misleading Statements.........................................................................36

ARTICLE V  COVENANT RELATING TO CONDUCT OF BUSINESS..............................................................36

5.1      Ordinary Course.........................................................................................36

5.2      Dividends; Changes in Stock.............................................................................37

5.3      Issuance of Securities..................................................................................37

5.4      Governing Documents.....................................................................................37

5.5      No Other Bids or Contacts...............................................................................37

5.6      No Acquisitions.........................................................................................38

5.7      No Dispositions.........................................................................................38

5.8      Indebtedness............................................................................................38

5.9      Benefit Plans, Etc......................................................................................38

5.10     Other Actions...........................................................................................39

5.11     Advice of Changes; Government Filings...................................................................40

5.12     Accounting Methods......................................................................................40

5.13     Intellectual Property Matters...........................................................................40

ARTICLE VI ADDDITIONAL AGREEMENTS................................................................................41

6.1      Access to Information...................................................................................41

6.2      Legal Conditions to the Merger and Related Transactions.................................................41
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                                      III
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6.3      Communications; Confidentiality.........................................................................42

6.4      Update to Disclosures...................................................................................42

6.5      Certain Notifications...................................................................................42

6.6      Treatment of Plans, Agreements and Options..............................................................42

6.7      Agreements to Vote Shares...............................................................................43

6.8      Agreements by Affiliated Stockholders...................................................................43

6.9      Employees...............................................................................................43

6.10     Treatment of Merger as Qualifying Reorganization........................................................44

6.11     Treatment of Merger as Foreign Merger...................................................................44

6.12     Takeover Statutes.......................................................................................44

6.13     Joint Proxy Statement; Shareholder Vote.................................................................44

6.14     Termination of Agreements

6.15     Certificate Pursuant to Section 116 of the Income Tax Act (Canada)                                      46

6.16     MindQuake Agreements....................................................................................47

ARTICLE VII  CONDITIONS PRECEDENT................................................................................47

7.1      Conditions to Obligations of SAFLINK, Acquisition Corporation, Jotter and Signing Holders...............47

7.2      Conditions to Obligations of SAFLINK and Acquisition Corporation........................................49

7.3      Conditions to Obligations of Jotter.....................................................................52

ARTICLE VIII  CLOSING............................................................................................53

8.1      Closing Date............................................................................................53

8.2      Filing Date.............................................................................................53

8.3      Best Efforts............................................................................................54

ARTICLE IX  INDEMNIFICATION AND ESCROW...........................................................................54

9.1      Survival of Jotter Representations and Warranties.......................................................54

9.2      Indemnification by Jotter and the Signing Holders.......................................................54
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                                       IV
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9.3      Escrow Fund.............................................................................................56

9.4      Indemnification by SAFLINK..............................................................................57

9.5      Notice and Defense of Third Party Claims................................................................57

9.6      No Contribution.........................................................................................58

ARTICLE X  PAYMENT OF EXPENSES...................................................................................58

ARTICLE XI  TERMINATION, AMENDMENT AND WAIVER....................................................................59

11.1     Termination.............................................................................................59

11.2     Effect of Termination...................................................................................60

11.3     Amendment...............................................................................................61

11.4     Extension; Waiver.......................................................................................61

ARTICLE XII  GENERAL.............................................................................................61

12.1     Notices.................................................................................................61

12.2     Headings; Construction..................................................................................62

12.3     Counterparts............................................................................................62

12.4     Binding Effect; Parties in Interest.....................................................................62

12.5     Entire Agreement; Assignment............................................................................63

12.6     Schedules and Exhibits..................................................................................63

12.7     Applicable Law; Venue; Waiver of Jury Trial.............................................................63

12.8     Severability............................................................................................64

12.9     Remedies Cumulative.....................................................................................64

12.10    Specific Performance....................................................................................64

12.11    Commercially Reasonable Efforts; Further Assurances.....................................................64
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                                       V
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EXHIBITS
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Exhibit 2.1 ...................................................................................Plan of Merger
Exhibit 2.2(b)......................Surviving Corporation's Amended and Restated Certificate of Incorporation
Exhibit 2.2(c).................................................................Surviving Corporation's Bylaws
Exhibit 6.7(a)........................................................................Jotter Voting Agreement
Exhibit 6.7(b).......................................................................SAFLINK Voting Agreement
Exhibit 6.8........................................................................Jotter Affiliate Agreement
Exhibit 6.14............................................................................Termination Agreement
Exhibit 6.16..............................................................................MindQuake Agreement
Exhibit 7.1(f)..................................................................Registration Rights Agreement
Exhibit 7.1(i)...............................................................................Escrow Agreement
Exhibit 7.1(r).......................................................................Holder Lock Up Agreement
Exhibit 7.1(s).....................................................................Employee Lock Up Agreement
Exhibit 7.2(e)..............................................Form of Opinion of Titus, Brueckner & Berry, P.C.
Exhibit 7.2(p).........................................................................Non-Compete Agreements
Exhibit 7.3(f)............................................................Form of Opinion of Baker & McKenzie
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SCHEDULES
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Schedule 2.3(c)(ii)(A)...................................................................Indemnifying Holders
Schedule 2.6(a)...........................................................................U.S. Holders Legend
Schedule 2.6(b)........................................................................Non-U.S.Holders Legend
Schedule 3.1 (a)...........................................Qualified Jurisdictions of Jotter and Subsidiaries
Schedule 3.2(a)(i)..........................................................Signing Holders' Number of Shares
Schedule 3.2(a)(ii)..................................................................Restrictions on Transfer
Schedule 3.2 (b)(i)...............................................Jotter Common Stock subject to Restrictions
Schedule 3.2 (b)(ii)...............................Jotter Subsidiaries' capital stock subject to Restrictions
Schedule 3.2(c)......................................................................Jotter Equity Securities
Schedule 3.2(d)....................................................Jotter's and its Subsidiaries Shareholders
Schedule 3.2(e).........................................................Jotter Equity-Related Incentive Plans
Schedule 3.2(f)(ii)....................................... Accelerated Vesting of Jotter Options and Warrants
Schedule 3.2(g)......................................................................Jotter Voting Agreements
Schedule 3.2(h).....................................................................Prior Securities Issuance
Schedule 3.3...............................................................................Equity Investments
Schedule 3.4................................................................................Required Consents
Schedule 3.5...........................................................Jotter Financial Statements Exceptions
Schedule 3.6.................................................................................Business Changes
Schedule 3.7(a)......................................................Assets and Properties without Good Title
Schedule 3.7(b)................................................................Leased/Option to Purchase Real
Property Schedule 3.7 (e)............................................Required Permits, Consents and Approvals
Schedule 3.10(a)..............................................Directors, Officers, Employees, and Consultants
Schedule 3.10(b).........................................................................Employment Contracts
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                                       vi
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Schedule 3.10(c)................................................................Employment Laws and Practices
Schedule 3.11.............................................................................Compliance with Law
Schedule 3.13......................................................................................Litigation
Schedule 3.14.......................................................................................Contracts
Schedule 3.15(a).........................................................................Contracts in Default
Schedule 3.15(b)................................................................Contracts in Material Default
Schedule 3.16.......................................................................................Customers
Schedule 3.17................................................................Intellectual Property Disclosure
Schedule 3.18.......................................................................................Insurance
Schedule 3.19...................................................................................Bank Accounts
Schedule 3.21................................................................................Certain Advances
Schedule 3.22.................................................................................Related Parties
Schedule 3.23(a).......................................................................Employee Benefit Plans
Schedule 3.23(d)........................................................................Benefits Arrangements
Schedule 4.4............................................................SAFLINK Capital Structure Obligations
Schedule 5.9....................................................................................New Employees
Schedule 6.6.......................................................Treatment of Plans, Agreements and Options
Schedule 6.7(a)..................................................................Jotter Majority Shareholders
Schedule 6.7 (b)................................................................SAFLINK Majority Shareholders
Schedule 6.8.......................................................................................Affiliates
Schedule 6.14.....................................................................Agreements to be Terminated
Schedule 6.16......................................................................... MindQuake Shareholders
Schedule 7.1(s)................................................List of Employees Subject to Lock Up Agreement
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                                      vii
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         THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Agreement"),
dated as of September 20, 2000, is made by and among SAFLINK Corporation, a
Delaware corporation ("SAFLINK"); Jotter Technologies Inc., a Delaware
Corporation ("Jotter"); and the shareholders of Jotter listed on the signature pages hereto (collectively, the "Signing Holders").

                                   WITNESSETH:

         WHEREAS, subject to the terms and conditions of this Agreement, on the date provided for in Article VIII hereof (the "Closing Date"), a Delaware corporation and wholly owned subsidiary of SAFLINK to be formed prior to the Closing Date ("Acquisition Corporation") and Jotter shall execute the Certificate of Merger (the "Plan of Merger") in substantially the form attached hereto as Exhibit 2.1, which provides for the merger (the "Merger") of Acquisition Corporation into Jotter at the Effective Time;

         WHEREAS, the Merger is intended to qualify as a "reorganization" under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, the Merger is intended to qualify as a "foreign merger" within the meaning of subsections 87(8) and 87(8.1) of the Income Tax Act (Canada);

         WHEREAS, following the Merger in accordance with the terms of this Agreement, Jotter shall be a wholly owned subsidiary of SAFLINK, and all shares of Common Stock, $.01 par value per share, of Jotter ("Jotter Common Stock"), issued and outstanding will be converted into shares of Common Stock, $0.01 par value per share, of SAFLINK ("SAFLINK Common Stock") in accordance with this Agreement; and

         WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the Merger and the transactions related thereto;

         NOW, THEREFORE, it is agreed as follows by all of the parties, acknowledging the receipt and sufficiency of the consideration exchanged herein and intending to be legally bound hereby:

                              ARTICLE IDEFINITIONS

         1.1. Certain Definitions. The terms defined in this Section 1.1 shall, for all purposes of this Agreement, have the meanings herein specified:
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"Acquisition Corporation" is defined in the Recitals.

"Acquisition Corporation Common Stock" is defined in Section 4.2.

"Acquisition Transaction" is defined in Section 5.5.

"Affiliate" is defined in Section 6.8.

"Alberta Holders" is defined in Section 2.7.

"Agreement" is defined in the Recitals.

"Benefit Arrangements" is defined in Section 3.23(d).

"B.C. Holders" is defined in Section 2.7.

"Certificates" is defined in Section 2.4(b).

"Closing" is defined in Section 8.1.

"Closing Balance Sheet" is defined in Section 3.5.

"Closing Date" is defined in Section 8.1.

"Closing Stock Price" is defined in Section 2.3(e).

"Code" is defined in the Recitals.

"Consent" is defined in Section 3.4.

"Dissenting Share" is defined in Section 2.3(f).

"Dissenting Shareholder" is defined in Section 2.3(f).

"Effective Time" is defined in Section 2.1.

"Employee" is defined in Section 7.1(s).

"Employee Plans" is defined in Section 3.23(a).

"ERISA" is defined in Section 3.23(a).

"ERISA Affiliate" is defined in Section 3.23(b).

"Escrow Agent" is defined in Section 9.3(a).

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"Escrow Agreement" is defined in Section 9.3(a).

"Escrow Fund" is defined in Section 9.3(a).

"Escrow Shares" is defined in Section 2.3(c)(ii).

"Excess Expenses" is defined in Section 10.

"Exchange Ratio" is defined in Section 2.3(c)(ii)(A).

"Expiration Date" is defined in Section 9.1.

"Filing Date" is defined in Section 8.2.

"Filing Fees" is defined in Section 10.

"GAAP" is defined in Section 3.5.

"Governmental Entity" shall mean any court, administrative agency or commission or other governmental body, authority or instrumentality and shall include securities commissions or regulatory authorities of each province or territory of Canada.

"Hazardous Substances" is defined in Section 3.7(c).

"Holders" is defined in Section 2.3(c)(ii).

"Holders' Representative" shall mean Glenn Argenbright or such successor as may be agreed upon by Holders owning 51% or more of the Shares on deposit from time to time with the Escrow Agent and identified to Jotter by such Holders in writing.

"Indemnifiable Damages" is defined in Section 9.2(a).

"Indemnifying Holder" is defined in Section 2.3(c)(ii).

"Indemnitee" is defined in Section 9.5.

"Indemnitor" is defined in Section 9.5.

"Indemnitors" is defined in Section 9.2(a).

"Intellectual Property Disclosure Schedule" is defined in Section 3.17(a).

"Jotter" is defined in the Preamble.

"Jotter Balance Sheet" is defined in Section 3.5.

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"Jotter Balance Sheet Date" is defined in Section 3.5.

"Jotter Financial Statements" is defined in Section 3.5.

"Jotter Indemnitees" is defined in Section 9.4.

"Jotter Indemnitors" is defined in Section 9.2(a).

"Jotter Material Adverse Effect" shall mean a materially adverse effect on the condition (financial or otherwise), business, net worth, assets, properties, prospects or operations of Jotter or any of its Subsidiaries.

"Jotter Common Stock" is defined in the Recitals.

"Jotter Preferred Stock" is defined in Section 2.3(b).

"Jotter Options" is defined in Section 3.2(b).

"Jotter Representatives" is defined in Section 6.1(b).

"Jotter Required Shareholder Vote" is defined in Section 3.4.

"Jotter Source Code" is defined in Section 3.17(k).

"Jotter Voting Agreements" is defined in Section 6.7(a).

"Jotter Warrants" is defined in Section 3.2(b).

"Legal Requirements" shall mean any law, statute, constitution, principle of common law, ordinance, code, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any court or other Governmental Entity.

"List of Shares" is defined in Section 2.3(c)(ii)(A).

"Merger" is defined in the Recitals.

"Merger Shares" is defined in Section 2.3(c)(ii).

"MindQuake" is defined in Section 3.2.

"Nasdaq" shall mean the Nasdaq Stock Market.

"Non-U.S. Holders" is defined in Section 2.6(b).

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The term "patent" shall mean any and all patents and patent applications, including any divisions, substitutions, continuations, continuations-in-part, reissues, reexaminations, or extensions thereof, and all corresponding foreign patents and patent applications filed or issued in any country which are based upon or derived from such patents or patent applications.

"Permits" is defined in Section 3.11.

"Person" or "person" shall mean any natural person, corporation, trust, limited liability company, partnership, Governmental Entity or other entity.

"Plan of Merger" is defined in the Recitals.

"Proprietary Rights" is defined in Section 3.17(b).

"Proxy Statement" is defined in Section 6.13(a)(i).

"Regulation D Investment Letter" is defined in Section 6.13(a)(ii).

"Regulation D Status Letter" is defined in Section 6.13(a)(ii).

"Regulation S Investment Letter" is defined in Section 6.13(a)(ii).

"Regulation S Status Letter" is defined in Section 6.13(a)(ii).

"Related Parties" is defined in Section 3.22.

"Representatives" is defined in Section 5.5.

"Rule 145" is defined in Section 6.8.

"Rule 501" is defined in Section 6.13(a)(ii).

"Rule 502" is defined in Section 6.13(a)(ii).

"Rule 903" is defined in Section 6.13(a)(ii).

"SAFLINK" is defined in the Preamble.

"SAFLINK Common Stock" is defined in the Recitals.

"SAFLINK Indemnitees" is defined in Section 9.2(a).

"SAFLINK Preferred Stock" is defined in Section 4.4.

"SAFLINK Options" is defined in Section 4.4.

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"SAFLINK Representatives" is defined in Section 6.1(a).

"SAFLINK Required Shareholder Vote" is defined in Section 4.3.

"SAFLINK SEC Documents" is defined in Section 4.5.

"SAFLINK Voting Agreements" is defined in Section 6.7(b).

"SAFLINK Warrants" is defined in Section 4.4.

"SEC" shall mean the U.S. Securities and Exchange Commission.

"Securities Act" is defined in Section 2.6(a).

"Signing Holders" is defined in the Preamble.

"Stock" is defined in Section 2.3(c)(ii).

"Subsidiary" of a specified entity means a corporation whose voting securities are owned directly or indirectly by the specified entity in such amounts as are sufficient to elect at least a majority of the Board of Directors.

"Surviving Corporation" is defined in Section 2.2.

"Tax" is defined in Section 3.9.

"Tax Return" is defined in Section 3.9.

"Taxes" is defined in Section 3.9.

"Termination Agreements" is defined in Section 6.14.

"Termination Amount" is defined in Section 11.2(b).

"Termination Date" is defined in Section 11.1(b).

"Third Party Expenses" is defined in Section 10.

"U.S. Holders" is defined in Section 2.6(a).

"U.S. person" is defined in Section 3.27(b).

"Year 2000 Compliant" is defined in Section 3.12.

         The terms "contract" and "agreement" include every contract, agreement, commitment, understanding and promise, whether written or oral.

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         1.2 Other Definitions. In addition to the terms defined in Section 1.1, certain other terms are defined elsewhere in this Agreement, and, whenever such terms are used in this Agreement, they shall have their respective defined meanings, unless the context expressly or by necessary implication otherwise requires.

                                   ARTICLE II

                      THE MERGER AND RELATED TRANSACTIONS

         2.1. Effective Time of the Merger. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the Plan of Merger in substantially the form attached hereto as Exhibit 2.1 shall be duly prepared, executed and acknowledged by Jotter and Acquisition Corporation and thereafter delivered to the Secretary of State of Delaware for filing in accordance with the Delaware General Corporation Law. The Merger shall become effective upon the later to occur of the acceptance of such filing by the Secretary of State of Delaware or such time thereafter as is provided by the Plan of Merger (the "Effective Time").

         2.2 Effects of the Merger. At the Effective Time, (a) the separate existence of Acquisition Corporation shall cease and Acquisition Corporation shall be merged with and into Jotter as the surviving corporation (the "Surviving Corporation"); (b) the amended and restated Certificate of Incorporation of Jotter, in the form attached hereto as Exhibit 2.2(b), shall be the Certificate of Incorporation of the Surviving Corporation; (c) the Bylaws of Jotter, in the form attached hereto as Exhibit 2.2(c), shall be the Bylaws of the Surviving Corporation; (d) the directors of the Surviving Corporation shall be as set forth in Section 2.8 herein; (e) the officers of the Surviving Corporation shall be as set forth in Section 2.8 herein; and (f) the Merger shall, from and after the Effective Time, have all the effects provided by applicable law.

         2.3. Effects of Merger on Jotter Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of the issued and outstanding shares of Jotter Common Stock:

         (a) Capital Stock of Acquisition Corporation. All issued and outstanding shares of capital stock of Acquisition Corporation shall be converted into 100 shares of Common Stock of the Surviving Corporation. Each stock certificate of Acquisition Corporation evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         (b) Cancellation of Jotter Owned and SAFLINK Owned Stock. All shares of Jotter Common Stock and all shares of Preferred Stock, $.01 par value per share of Jotter ("Jotter Preferred Stock"), if any, that are owned directly or indirectly by Jotter, and all shares of Jotter Common Stock and Jotter Preferred Stock, if any, that are owned directly or indirectly by SAFLINK or any of its Subsidiaries, shall be canceled, and no stock of SAFLINK or other consideration shall be delivered in exchange therefor.

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         (c)      Consideration; Conversion of the Stock; Escrow Shares.

                   (i) In consideration of the Merger, SAFLINK shall issue 10,600,000 shares of SAFLINK Common Stock, which shares shall be allocated to the Holders on a pro-rata basis in accordance with Section 2.3(c)(ii).

                  (ii) Except for shares to be canceled pursuant to Section 2.3(b) hereof and Dissenting Shares as provided in Section 2.3(f), and subject to adjustment pursuant to Section 2.3(d), each share of Jotter Common Stock issued and outstanding (all shares of Jotter Common Stock not so excepted, the "Stock"), shall cease to be outstanding and shall be converted by virtue of the Merger and without any action on the part of the holders thereof (collectively, the "Holders") into the following respective number of shares of SAFLINK Common Stock and collectively, the "Merger Shares") as follows:

                  (A) in the case of each such share of Jotter Common Stock constituting the Stock, a fraction (the "Exchange Ratio") of shares of SAFLINK Common Stock, which Exchange Ratio shall equal a number, the numerator of which shall be 10,600,000, and the denominator of which shall be equal to the aggregate number of shares of Jotter Common Stock issued and outstanding as of the Closing Date, which aggregate number shall be set forth on a definitive list of shares of Jotter Common Stock and shall include any Jotter Common Stock issuable upon the conversion of the shares of capital stock of MindQuake ("List of Shares") to be delivered by Jotter to SAFLINK no later than ten (10) days after the date of this Agreement.

                  Of the Merger Shares, a portion (the "Escrow Shares") in number equal to 100% of the Merger Shares issued to certain Holders identifying in Schedule 2.3(c)(ii)(A) ("Indemnifying Holders") shall be issued in accordance with and subject to the terms of the Escrow Agreement in the names of Indemnifying Holders, but shall be delivered at the Effective Time to the Escrow Agent to be held and distributed in accordance with the provisions of Article IX hereof and the Escrow Agreement and subject to claims for indemnification pursuant to Article IX hereof.

         (d) Adjustment of Exchange Ratio or Allocation. If, between the date of this Agreement and the Effective Time, the outstanding shares of SAFLINK Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, the number of shares of SAFLINK Common Stock to be delivered pursuant to this Agreement shall be correspondingly adjusted. No adjustment shall be made in the Exchange Ratio or the number of shares of SAFLINK Common Stock issued in the Merger as a result of any consideration (in any form whatsoever) received by Jotter from the date the List of Shares is delivered to SAFLINK to the Effective Time as a result of any exercise, conversion or exchange of Jotter Options, Jotter Warrants, Jotter Preferred Stock, or convertible notes of Jotter.

         (e) Fractional Shares. No fractional shares of SAFLINK Common Stock shall be issued, but in lieu thereof each Holder who would otherwise be entitled to receive a fraction of a share of SAFLINK Common Stock (after aggregating all fractional shares of SAFLINK Common Stock to be received by such Holder) shall receive from SAFLINK an amount of cash

(rounded up to the nearest whole cent) equal to the product of (i) the fraction of a share of SAFLINK Common Stock to which such Holder would otherwise be entitled, times (ii) the Closing Stock Price. The "Closing Stock Price" shall mean the average closing price of the SAFLINK Common Stock on the Nasdaq SmallCap Market for the ten (10) trading day period ending two (2) trading days before the Closing Date.

         (f) Dissenting Shares; Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, no share of Jotter Common Stock, the holder of which (a "Dissenting Shareholder") has properly exercised and perfected dissenters' rights under Section 262 of the Delaware General Corporation Law (a "Dissenting Share"), shall be converted into the right to receive any Merger Shares or cash in lieu of fractional Merger Shares, but such Dissenting Shareholder shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the Delaware General Corporation Law with respect to such Dissenting Share; provided that if any such Dissenting Shareholder shall fail to perfect or shall have effectively withdrawn or otherwise lost his, her or its rights to dissent to the Merger under the Delaware General Corporation Law, each of such Dissenting Shareholder's Dissenting Shares shall thereupon be deemed to have been converted into the number of Merger Shares (including cash in lieu of fractional shares, as provided in Section 2.3(e)) applicable thereto as if such Dissenting Share had not been a Dissenting Share at the Effective Time, without any interest thereon, and such share shall no longer be a Dissenting Share. Jotter shall give SAFLINK
(i) prompt notice of any written demands for the exercise of dissenters' rights in respect of any shares of Jotter Common Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware law (including without limitation instruments concerning appraisal or dissenters' rights and received by Jotter and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands, Jotter shall not, except with the prior written consent of SAFLINK, voluntarily make any payment with respect to any demands for the exercise of dissenters' rights in respect of any shares of Jotter Common Stock or offer to settle or settle any such demands.

         2.4.     Issuance and Exchange of Certificates.

         (a) SAFLINK to Make Common Stock Available. Promptly after the Effective Time, but in no event later than ten (10) days thereafter, SAFLINK shall make available for exchange in accordance with this Agreement, through such reasonable procedures as SAFLINK may adopt, the shares of SAFLINK Common Stock issuable to the Holders pursuant to Section 2.3(c) in exchange for the Stock. In no event shall SAFLINK make any payment in excess of the number of shares of SAFLINK Common Stock specified in Section 2.3.

         (b) Exchange Procedures. As soon as practicable after the Effective Time, but in no event later than ten (10) days thereafter, SAFLINK shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Jotter Common Stock (collectively, the "Certificates") whose shares are being converted into SAFLINK Common Stock pursuant to Section 2.3, instructions for use in effecting the surrender of the Certificates in exchange for SAFLINK Common Stock. Upon surrender of a Certificate for cancellation to SAFLINK, the holder of such Certificate shall be entitled to receive (or, in the case of the Indemnifying Holders, shall be entitled to have deposited with the Escrow Agent) in exchange therefor the certificates representing the number of shares of SAFLINK Common Stock and payments in lieu of fractional shares to which such Holder is entitled pursuant to Section 2.3 and is represented by the Certificate so surrendered. The Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Jotter Common Stock which is not registered in the transfer records of Jotter, the stock certificates representing shares of SAFLINK Common Stock may be delivered to a transferee (or, in the case of the Indemnifying Holders to the Escrow Agent for the benefit of such holder) if the Certificate representing the right to receive such SAFLINK Common Stock is presented to SAFLINK and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. SAFLINK shall follow the same procedure with respect to lost, stolen or mutilated Jotter Certificates as it follows with respect to lost, stolen or mutilated SAFLINK certificates. Unless and until any such Certificate shall be so surrendered, or such procedures respecting lost, stolen or mutilated Certificates are followed, the holders of the Certificate shall not be entitled to receive certificates for the SAFLINK Common Stock or cash for any fractional share of SAFLINK Common Stock and any dividends paid or other distributions made to holders of record of SAFLINK Common Stock after the Effective Time shall be paid to and retained by SAFLINK and paid over to such holder when such Certificate is surrendered or such procedures are implemented in accordance with this Section 2.4(b). Neither SAFLINK nor the Surviving Corporation shall have any liability to any holder or former holder of capital stock of Jotter for any shares of SAFLINK Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

         (c) Affiliates. Notwithstanding anything herein to the contrary, Certificates formerly representing the Stock surrendered for exchange for SAFLINK Common Stock by any "affiliate" (as determined pursuant to Section 6.8) of Jotter shall not be exchanged for certificates representing SAFLINK Common Stock until SAFLINK has received a written Affiliate Agreement for such person as provided in Section 6.8 hereof.


         2.5 No Further Ownership Rights in Stock. All SAFLINK Common Stock delivered (including SAFLINK Common Stock delivered to the Escrow Agent) upon the surrender for exchange of shares of Jotter Common Stock in accordance with the terms hereof (including any cash in lieu of fractional shares) shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Jotter Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or SAFLINK, they shall be canceled and exchanged as provided in this Article II.

         2.6      Exemption from Registration.

         (a) U.S. Holders. The Merger Shares to be issued pursuant to Section
2.3 in connection with the Merger will be issued to Holders located in the United States ("U.S. Holders") in a transaction exempt from registration (i) under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 4(2) thereof and the rules and regulations promulgated thereunder by the SEC, and (ii) under applicable state securities laws, if not preempted by federal law. Each certificate representing such shares shall, until such time that such shares are not "restricted securities" within the meaning of Rule 144 under the Securities Act, bear a legend identical or similar in effect to the legend set forth in Schedule 2.6(a) hereto (together with any other legend or legends required by applicable Legal Requirements or under this Agreement).

         (b) Non-U.S. Holders. The Merger Shares to be issued pursuant to
Section 2.3 in connection with the Merger will be issued to Holders located outside of the United States ("Non-U.S. Holders") in a transaction exempt from registration (i) under the Securities Act, by reason of Regulation S promulgated thereunder by the SEC, and (ii) under applicable state and provincial securities laws, if not preempted by federal law. Each certificate representing such shares shall bear a legend identical or similar in effect to the legend set forth in
Schedule 2.6(b) hereto (together with any other legend or legends required by applicable Legal Requirements or under this Agreement).

         (c) No Exemption Available. In the event that SAFLINK, in its sole discretion, determines that the exemptions from registration under the Securities Act by reason of Section 4(2) or Regulation S (as described in Sections 2.6(a) and 2.6(b) above) are not available with respect to the issuance of Merger Shares to U.S. Holders and Non-U.S. Holders, respectively, SAFLINK shall cause the Merger Shares to be registered and issued pursuant to a registration statement in accordance with the Securities Act and the rules and regulations promulgated thereunder by the SEC, and SAFLINK and Jotter shall not be required to enter into the Registration Rights Agreement, in the form attached hereto as Exhibit 7.1(f).

         2.7 Alberta and British Columbia Resident Holders. The Merger Shares to be issued pursuant to Section 2.3 in connection with the Merger will be issued to Holders resident in Alberta ("Alberta Holders") and British Columbia ("B.C. Holders") pursuant to an exemption from applicable registration and prospectus requirements in reliance on sections 65(1)(p) and 107(1)(I) of the Securities Act (Alberta) and section 45(2)(9) and 74(1)(8) of the Securities Act (British Columbia). Subject to certain exceptions, the resale of the Merger Shares by Alberta Holders and B.C. Holders is subject to restrictions which restrictions may be set out as a legend on the certificates representing the Merger Shares.

         2.8      Board of Directors; Officers.  Upon the Effective Time:

         (a) The directors and officers of the Surviving Corporation shall be as named in the Plan of Merger and each shall remain a director or officer from the Effective Time until his or her successor shall have been elected or appointed and shall qualify, or as otherwise provided in the Bylaws of the Surviving Corporation.

         (b) If at the Effective Time a vacancy shall exist in the Board of Directors or in any of the offices of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided in the Bylaws of the Surviving Corporation. Additionally, Glenn Argenbright and Robert Smibert shall be named and appointed as directors to the Board of Directors of SAFLINK immediately after the Effective Time.

         2.9 Tax Treatment. The parties intend that the transactions contemplated hereby will be (i) a reorganization within the meaning of the Code, and (ii) a "foreign merger" within the meaning of subsection 87(8) and 87(8.1) of the Income Tax Act (Canada).

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF JOTTER
                             AND THE SIGNING HOLDERS

         Jotter and each of the Signing Holders jointly and severally represent and warrant to SAFLINK and Acquisition Corporation as of the date hereof (each such representation and warranty being a material inducement to the execution of this Agreement by SAFLINK and Acquisition Corporation) as of the Closing Date as follows:

         3.1 Organization. Jotter is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Jotter's Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective states or provinces of incorporation. Schedule 3.1(a) contains a complete and accurate list of the jurisdictions in which Jotter and its Subsidiaries are qualified to do business. Jotter and its Subsidiaries have all requisite power and authority to own, lease and operate their properties and to carry on their respective businesses as now being conducted. Jotter and its Subsidiaries have delivered or made available to SAFLINK true, complete and correct copies of their respective (i) Certificate of Incorporation and Bylaws or other constituent documents, including all amendments thereto, (ii) minutes of all meetings of directors, shareholders and Board committees and copies of actions by written consent of the foregoing, all of which are complete and accurate as of the date hereof, (iii) stock certificate books and all other records that collectively correctly set forth the record ownership of all outstanding shares of their respective capital stock and all rights to purchase capital stock, and (iv) form of stock certificates, option agreements and rights to purchase shares of their respective capital stock. There have been no formal meetings or other proceedings of the shareholders of Jotter or its Subsidiaries, the Board of Directors of Jotter or its Subsidiaries or any committee of the Board of Directors of Jotter or its Subsidiaries that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of Jotter's or its Subsidiaries' Certificate of Incorporation or Bylaws or other constituent documents, and neither Jotter nor its Subsidiaries have taken any action that is inconsistent in any material respect with any resolution adopted by Jotter's or its Subsidiaries' shareholders, Jotter's or its Subsidiaries' Board of Directors or any committee of Jotter's or its Subsidiaries' Board of Directors. The books of account, stock records and other records of Jotter and its Subsidiaries are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

         3.2      Capital Structure.

         (a) As of June 30, 2000, the authorized capital stock of Jotter consisted of 50,000,000 shares of Jotter Common Stock, and 10,000,000 shares of Jotter Preferred Stock, of which 13,917,034 shares of Jotter Common Stock and 204,950 shares of Jotter Preferred Stock were issued and outstanding. As of the date hereof, each outstanding share of Jotter Preferred Stock is convertible and prior to the Effective Time each such share of Preferred Stock shall have been converted into Jotter Common Stock. Each Signing Holder severally represents that such holder (i) owns the number of issued and outstanding shares of Jotter Common Stock set forth opposite such Signing Holder's name in Schedule 3.2(a)(i), and (ii) has good and valid title to his, her or its shares of Jotter Common Stock, free and clear of all liens, encumbrances, rights of first refusal, restrictions and adverse claims, except for rights of first refusal and transfer restrictions provided for in the agreements listed on Schedule 3.2(a)(ii).

         The authorized capital stock of Jotter Corporation, a Subsidiary of Jotter, consists of 100,000,000 shares of common stock, and 1,000,0000 shares of preferred stock.. There are no outstanding shares of capital stock of Jotter Corporation.

         As of February 8, 2000, the authorized capital stock of MindQuake Interactive Inc. ("MindQuake"), a Subsidiary of Jotter, consisted of unlimited shares of common stock, of which 1,286, 833 shares of common stock were issued and outstanding.

         (b) All of the outstanding shares of Jotter Common Stock and Jotter Preferred Stock, all of the outstanding options to purchase shares of Jotter Common Stock, whether or not vested (collectively, the "Jotter Options") and all of the outstanding warrants to purchase shares of Jotter Common Stock, whether or not vested (collectively, "Jotter Warrants") were issued in compliance with applicable federal, provincial and state securities laws and all requirements set forth in applicable contracts. All of the outstanding shares of Jotter Common Stock and Jotter Preferred Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Jotter's Certificate of Incorporation or Bylaws or any agreement to which Jotter is a party or by which it is bound, except as expressly provided on
Schedule 3.2(b)(i).

         All of the shares of capital stock issued by each of Jotter's Subsidiaries, all of the options and warrants to purchase shares of capital stock of each of Jotter's Subsidiaries were issued in compliance with applicable federal, provincial and state securities laws and all requirements set forth in applicable contracts. All of the outstanding shares of capital stock of each of Jotter's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Jotter Subsidiaries' Certificate of Incorporation or Bylaws or any agreement to which Jotter's Subsidiaries are a party or by which they are respectively bound, except as expressly provided on Schedule 3.2(b)(ii).

         (c) Except as set forth in Schedule 3.2(c), there are no equity securities of any class of Jotter or any Jotter Subsidiary, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and there are no options, warrants, calls, rights, commitments or agreements of any character to which Jotter or any of its

Subsidiaries is a party or by which they are bound obligating Jotter or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Jotter or any of its Subsidiaries or obligating Jotter or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         (d) Schedule 3.2(d) contains complete and accurate lists of, and the number of shares (identified by class or series) owned of record by, the holders of outstanding Jotter Common Stock and Jotter Preferred Stock and the holders of outstanding capital stock of Jotter's Subsidiaries and the number of shares subject to options and warrants, and the holders of outstanding options to purchase Jotter Common Stock, or capital stock of any of Jotter's Subsidiaries including in each case the domicile or resident addresses of such holders and in the case of a trustee, the domicile or resident address of the beneficial owner.
Schedule 3.2(d) is complete and accurate on the date hereof and, if required, an updated Schedule 3.2(d) to be attached hereto will be complete and accurate as of the Closing Date. Schedule 3.2(d) identifies the vesting schedule, applicable legends, and repurchase rights or other risks of forfeiture of any outstanding option or warrant or other security of Jotter or any of its Subsidiaries, and identifies whether each Jotter Option has been designated an "incentive stock option" as defined in Section 422 of the Code.

         (e) Schedule 3.2(e) contains a complete and accurate list of each stock option plan, stock purchase plan, stock appreciation rights or other equity-related incentive plan of Jotter or its Subsidiaries.

         (f) Except as set forth in Schedule 3.2(a)(ii) and except for any restrictions imposed by applicable state, provincial and federal securities laws, to the knowledge of Jotter and the Signing Holders there is no (i) right of first refusal, co-sale right, right of participation, right of first offer, option or other restriction on transfer applicable to any shares of Jotter Common Stock or Jotter Preferred Stock or any shares of capital stock of any of Jotter's Subsidiaries, or (ii) condition or circumstance that may give rise to or provide a reasonable basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Jotter or any of its Subsidiaries. Except as set forth in Schedule 3.2(f)(ii) the vesting of any Jotter Option and/or vesting of any Jotter Warrant shall not be accelerated, in whole or in part, as the result of or in connection with the Merger.

         (g) Except as set forth in Schedule 3.2(g) and except for the Jotter Voting Agreements, neither Jotter nor any Signing Holder is a party or subject to any agreement or understanding, and there is no voting trust, proxy, or other agreement or understanding between or among any persons, that affects or is related to the voting or giving of written consent with respect to any outstanding security of Jotter or any of its Subsidiaries, the election of directors, the appointment of officers or other actions of Jotter's Board of Directors or the management of Jotter or any of its Subsidiaries. Except as set forth in Schedule 3.2(g), to Jotter's and the Signing Holders' knowledge, no other Holder is a party or subject to any such agreement or understanding.

         (h) Except as set forth in Schedule 3.2(h), all of the outstanding shares of Jotter Common Stock and Jotter Preferred Stock, all of the outstanding Jotter Options and Jotter

Warrants, and all of the outstanding shares of capital stock of any of Jotter's Subsidiaries and all outstanding options and warrants to purchase capital stock of any of Jotter's Subsidiaries were issued in transactions that either were registered or qualified for an exemption from registration requirements and otherwise complied with all applicable laws.

         3.3 Equity Investments. Jotter and its Subsidiaries do not own any equity interest, directly or indirectly, in any corporation, partnership, limited liability company, joint venture, firm or other entity, except as disclosed on Schedule 3.3 hereto.

         3.4 Authority. Jotter has all requisite corporate power and authority to enter into this Agreement and the Plan of Merger and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Jotter and the Holders except that this Agreement and the transactions contemplated hereby are subject to approval by the holders of a majority of the Jotter Common Stock, assuming the conversion of Jotter Preferred Stock and convertible notes of Jotter and the exercise of Jotter Options and Jotter Warrants into Jotter Common Stock (the "Jotter Required Shareholder Vote"). This Agreement has been duly executed and delivered by Jotter and the Signing Holders and the Plan of Merger will be duly executed and delivered by Jotter, and constitutes or in the case of the Plan of Merger when executed will constitute valid and binding obligations of Jotter and the Signing Holders, enforceable in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal, provincial or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). Provided the conditions set forth in Article VII are satisfied, the execution and delivery of this Agreement and the Plan of Merger do not or will not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under (a) any provision of the Certificate of Incorporation or Bylaws of Jotter or (b) any agreement or instrument, permit, franchise, license, judgment or order, applicable to Jotter, the Signing Holders and their respective properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a Jotter Material Adverse Effect.

         Except for the Jotter Required Shareholder Vote and except as set forth in Schedule 3.4, no consent, waiver, authorization or approval (each, a "Consent") of any Person is required to be obtained by Jotter in connection with the execution and delivery of this Agreement or the Plan of Merger by Jotter and the performance of Jotter's obligations hereunder or thereunder, except for such Consents as have been obtained. Jotter will use its best efforts to obtain all such Consents prior to the Closing Date. Without limiting the generality of the foregoing, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Jotter in connection with the execution and delivery of this Agreement or the Plan of Merger by Jotter or the consummation by Jotter of the transactions contemplated hereby or thereby, except for (a) the filing of the Plan of Merger and related certificates with the Secretary of the State of Delaware, and (b) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, provincial and state securities laws in connection with the transactions contemplated hereby.

         3.5 Financial Statements. (a) Jotter has furnished to SAFLINK its consolidated audited statement of operations, statement of stockholders' equity and statement of cash flows for the fiscal year ended December 31, 1999, and its unaudited statement of operations, statement of stockholders' equity and statement of cash flows for the six (6) months ended June 30, 2000. Jotter shall furnish monthly unaudited unconsolidated financial statements to SAFLINK for each month after June 30, 2000 until the Closing Date. The balance sheet at June 30, 2000 is hereinafter referred to as the "Jotter Balance Sheet," and all such financial statements are hereinafter referred to collectively as the "Jotter Financial Statements." Except as set forth in Schedule 3.5, the Jotter Financial Statements are and will be complete and accurate in all material respects, have been and will be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, are and will be in accordance with Jotter's books and records, and fairly present or will fairly present the financial position of Jotter and the results of its operations as of the date and for the periods indicated thereon, subject in the case of the unaudited portion of the Jotter Financial Statements to normal year-end audit adjustments which will not be material individually and in the aggregate. At the date of the Jotter Balance Sheet (the "Jotter Balance Sheet Date") and as of the Closing Date, Jotter had and will have no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected on the Balance Sheet under
GAAP) not reflected on the Jotter Balance Sheet or the accompanying notes thereto, except for (i) liabilities incurred in the ordinary course of business since the Jotter Balance Sheet Date which are usual and normal in amount and
(ii) Third Party Expenses of up to $50,000 and other liabilities incurred in connection with the Merger and the transactions related thereto (the contracts giving rise to such liabilities being set forth in Schedule 3.5 or Schedule 3.14 hereto). Jotter maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

         (b) Jotter will prepare a balance sheet ("Closing Balance Sheet") in accordance with GAAP, applied on a consistent basis, two (2) days before the Closing Date. Such Closing Balance Sheet shall be delivered at Closing and notwithstanding the exceptions set forth in the penultimate sentence in Section 3.5(a), the Closing Balance Sheet shall not reflect liabilities (including accounting and legal expenses relating to the transactions contemplated hereby not to exceed $100,000) in excess of $125,000 in the aggregate.

         3.6 Business Changes. Since the Jotter Balance Sheet Date, except as otherwise contemplated by this Agreement or set forth in Schedule 3.6 (in each case, in a paragraph thereof corresponding to the applicable paragraph of this
Section 3.6), Jotter and its Subsidiaries have conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

         (a) There has been no change, event or condition of any character (whether or not covered by insurance), except general economic conditions affecting the industry of Jotter or the economy as a whole, which, in the aggregate, has had or may be reasonably expected to have a Jotter Material Adverse Effect.

         (b) Neither Jotter nor any of its Subsidiaries has issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security of Jotter or such Subsidiary.

         (c) Jotter and its Subsidiaries have not incurred additional debt for borrowed money, nor incurred any obligation or liability except in the ordinary and usual course of business and in any event not in excess of $50,000 for any single occurrence, and except for legal and accounting fees incurred in connection with the transactions contemplated by this Agreement (which shall not exceed $100,000).

         (d) Jotter and its Subsidiaries have not paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary and usual course of business and in any event not in excess of $50,000 for any single occurrence.

         (e) Jotter has not declared or made any dividend, payment or other distribution on or with respect to any share of capital stock of Jotter.

         (f) Jotter and its Subsidiaries have not purchased, redeemed or otherwise acquired or committed themselves to acquire, directly or indirectly, any share or shares of capital stock of Jotter.

         (g) Jotter and its Subsidiaries have not mortgaged, pledged, or otherwise, voluntarily or involuntarily, encumbered any of their assets or properties, except for liens for current taxes which are not yet delinquent and purchase-money liens arising out of the purchase or sale of services or products made in the ordinary and usual course of business and in any event not in excess of $50,000 for any single item or $100,000 in the aggregate.

         (h) Jotter and its Subsidiaries have not disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except in the ordinary and usual course of business, and in each case for a consideration believed to be at least equal to the fair value of such asset or property and in any event not in excess of $50,000 for any single item or $100,000 in the aggregate.

         (i) Jotter and its Subsidiaries have not purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity.

         (j) Jotter and its Subsidiaries have not made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary and usual course of business and in any event not in excess of $50,000 for any single item or $100,000 in the aggregate.

         (k) Jotter and its Subsidiaries have not sold, assigned, licensed, transferred or conveyed, or committed themselves to sell, assign, license, transfer or convey, any Proprietary Rights.

         (l) Jotter and its Subsidiaries have not paid or committed themselves to pay to or for the benefit of any of their directors, officers, employees or shareholders any compensation of any kind other than wages, salaries and benefits at times and rates in effect on the Jotter Balance Sheet Date, adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing.

         (m) Jotter and its Subsidiaries have not effected or agreed to effect any change in their directors, officers or key employees.

         (n) Neither Jotter nor any of its Subsidiaries has effected or committed itself to effect any amendment or modification in their Certificate of Incorporation or Bylaws, except as contemplated in this Agreement or the Plan of Merger.

         (o) Neither Jotter nor any of its Subsidiaries has entered into any transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business.

         (p) To the knowledge of Jotter and the Signing Holders, no statute has been enacted nor has any rule or regulation been adopted by any state or any federal or provincial agency or authority which may reasonably be expected to have a Jotter Material Adverse Effect.

         This Section 3.6 shall not modify or limit the requirements of Section 3.5(b) and compliance with the terms of this Section 3.6 will not be deemed to cure any failure to comply with Section 3.5(b).

         3.7      Properties.

         (a) Jotter does not own and has never owned any real property. The Jotter Balance Sheet reflects all of the real and personal property used by Jotter in its business or otherwise held by Jotter except for (i) property acquired or disposed of in the ordinary and usual course of the business of Jotter since the date of such balance sheet, and (ii) real and personal property not required under GAAP to be reflected thereon. Except as set forth in Schedule 3.7(a), Jotter has good title to all assets and properties listed on the Jotter Balance Sheet and thereafter acquired, and to all assets referred to in Schedules 3.7 and the Intellectual Property Disclosure Schedule , free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, except for the lien of current Taxes not yet delinquent. All of the fixed assets and properties reflected on the Jotter Balance Sheet or thereafter acquired are in good condition and repair for the requirements of the business as presently conducted by Jotter.

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
         (b) Schedule 3.7(b) sets forth a full and complete list of all real property leased by Jotter or any of its Subsidiaries or under option to purchase by Jotter or any of its Subsidiaries. All such property leased by Jotter or its Subsidiaries is held under valid, subsisting and enforceable leases, except to the extent that enforceability may be limited by laws of eminent domain and condemnation and laws of similar effect. To the knowledge of Jotter and the Signing Holders, neither any real property leased by Jotter or its Subsidiaries nor the operations of Jotter or its Subsidiaries thereon violate any applicable material building code, zoning requirement or classification, or pollution control ordinance or statute relating to the property or to such operations, and such non-violation is not dependent, in any instance, on so-called non-conforming use exemptions.

         (c) To the knowledge of Jotter and the Signing Holders, there are no Hazardous Substances in, under or about the soil, sediment, surface water or groundwater on, under or around any properties at any time owned, leased or occupied by Jotter or its Subsidiaries. Jotter and its Subsidiaries have not disposed of any Hazardous Substances on or about such property. Jotter and its Subsidiaries have not disposed of any materials at any site being investigated or remediated for contamination or possible contamination of the environment. "Hazardous Substances" shall mean any pollutant, contaminant, material, substance or waste regulated, restricted or prohibited by any law, regulation or ordinance or designated by any governmental agency to be hazardous, toxic, radioactive, biohazardous or otherwise a danger to health or the environment, including but not limited to "hazardous substances" as defined under the Federal Comprehensive Environmental Responsibility, Cleanup and Liability Act of 1980 or any "hazardous wastes" as defined under the Federal Resource Conservation Recovery Act of 1976.

         (d) Jotter, its Subsidiaries and its predecessor entities have conducted their business in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities relating to Hazardous Substances and the use, storage, treatment, disposal, transport, generation, release thereof and exposure of others to Hazardous Substances. There have been no judicial or administrative proceedings or other investigations and there are no judicial or administrative proceedings or other investigations pending or, to the knowledge of Jotter and the Signing Holders, threatened alleging violation by Jotter, its Subsidiaries or any of its predecessor entities of any local, state, provincial or federal laws respecting land use, pollution or protection of the environment including, without limitation, laws regulating the use, storage, transportation or disposal of Hazardous Substances, and neither Jotter, its Subsidiaries, nor any predecessor entity has received any notice of any investigation, claim or proceeding against Jotter, its Subsidiaries, or any predecessor entity relating to Hazardous Substances. Neither Jotter nor any Signing Holder has any knowledge of any fact or circumstance which could reasonably be expected to involve Jotter, its Subsidiaries, or any predecessor entity in any environmental litigation, proceeding, investigation or claim or impose any environmental liability upon Jotter, its Subsidiaries, or any predecessor entity.

         (e) To the knowledge of Jotter and the Signing Holders, Schedule 3.7(e) sets forth a complete list of all permits, consents and approvals which Jotter and its Subsidiaries are required to have under local, state, provincial or federal laws respecting land use, pollution or protection of the environment for the construction or occupation of its facilities and the operation of their business. Jotter and its Subsidiaries have obtained all such permits, consents and approvals and are, and at all times have been, in compliance with every term and condition thereof. All of the permits, consents and approvals listed on
Schedule 3.7(e) are in full force and effect, none have been modified, and there is no proceeding pending which may result in the reversal, rescission, termination, modification or suspension of any such permit, consent or approval.

         (f) Jotter and its Subsidiaries have kept all records and made all filings that they are required to keep or make by all applicable local, state, provincial and federal laws relating to land use, pollution and protection of the environment with respect to all exposures, emissions, discharges and releases into the environment and the proper use, storage, transportation and disposal of all Hazardous Substances.

         3.8 Accounts Receivable. All of the accounts receivable of Jotter and its Subsidiaries shown on the Jotter Balance Sheet or thereafter arose in the ordinary and usual course of its business. The values at which accounts receivable are carried reflect the accounts receivable valuation policy of Jotter which is consistent with past practice and in accordance with GAAP applied on a consistent basis.

         3.9 Taxes. Each of Jotter and its Subsidiaries has prepared in good faith and duly and timely filed (taking into account any extensions of time within which to file) all Tax Returns required to be filed by it and each member of its affiliated group, and all such Filed Tax Returns are true, complete and accurate. Each of Jotter and its Subsidiaries has paid all Taxes that are shown as due on such filed Tax Returns, or that it is required to withhold from amounts owing to any employee, creditor or third party. Each of Jotter and its Subsidiaries has collected all Taxes required to be collected and has remitted such Taxes to the proper authorities as required. There are not pending nor, to the knowledge of Jotter or any Signing Holder, threatened any audits, actions, suits, proceedings, investigations, examinations or other proceedings in respect of Taxes or Tax Holders, there are no unresolved questions or claims concerning the Tax liability of Jotter or any of its Subsidiaries. Neither Jotter nor any of its Subsidiaries has any liability with respect to Taxes in excess of the amounts accrued in respect thereof and reflected in the Jotter Balance Sheet for all periods up to and including the Jotter Balance Sheet Date. All taxes for which Jotter is or will become liable after the Jotter Balance Sheet Date and ending on or prior to the Closing Date (whether or not the period ends for Tax purposes on the Closing Date) have been or will be paid when due or adequately reserved against on the books of Jotter or its respective Subsidiaries on or prior to the Closing Date. Jotter has never been a member of a consolidated, combined or unitary group. Jotter is not a party to any tax sharing, tax allocation, tax indemnity or other similar agreement. No extension of the statute of limitations for the assessment of Taxes has been granted by Jotter or any of its Subsidiaries and is currently in effect. Jotter is not required to file a Tax Return in any jurisdiction where it does not currently file a Tax Return. Neither Jotter nor any of its assets or properties are subject to any liens for Taxes, other than liens for property Taxes not yet delinquent and for which adequate reserves have been established. No payments made or to be made to any officers and employees of Jotter as a result of or in connection with the Merger will be subject to the deduction limitations under Section 280G of the Code.

         As used in this Agreement: (i) the term "Tax" (including, with correlative meaning, the term "Taxes") includes all federal, state, provincial, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, Canada Pension, Quebec Pension, health, workers compensation, disability, use, property, withholding, excise, production, value added, goods and services, occupancy and other taxes, duties, imposts or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions; and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

         3.10     Employees

         (a) Schedule 3.10(a) sets forth a full and complete list of all directors, officers, employees or consultants of Jotter and its Subsidiaries as of the date hereof, specifying their names and job designations, their dates of hire, the total annual amount currently payable as wages, salaries or other forms of direct compensation, the basis of such compensation, whether fixed or commission or a combination thereof, together with a description of any written or oral employment contracts, commitments, consulting or termination agreements to which Jotter or any of its Subsidiaries is a party.

         (b) Except as set forth in Schedule 3.10(b), (i) neither Jotter nor any of its Subsidiaries have any employment contract with any officer or employee or any other consultant or person which is not terminable by Jotter or its Subsidiaries at will without liability, except as the right of Jotter or its Subsidiaries to terminate its employees at will may be limited by applicable federal, provincial or state law, (ii) neither Jotter nor its Subsidiaries have any bonus plan or obligations to pay any bonuses, (iii) there are no amounts (whether currently payable or payable in the future) payable as a result of a change in control of Jotter to which current or former officers, directors or employees of Jotter or its Subsidiaries are entitled or would become entitled after the Merger and (iv) the consummation of the transactions contemplated by this Agreement will not result in any payment in the nature of severance pay or in any cost or benefit accelerating, becoming due or accruing with respect to any director, officer, employee or consultant of Jotter or its Subsidiaries.

         (c) The employee relations of Jotter and its Subsidiaries are good and there is no pending or threatened labor dispute. None of the employees of Jotter or its Subsidiaries is represented by any union or is a party to any collective bargaining arrangement to which Jotter or any of its Subsidiaries is a party, and to the best knowledge of Jotter and the Signing Holders no attempts are being made to organize or unionize any of the employees of Jotter or any of its Subsidiaries. To the best knowledge of Jotter and the Signing Holders, except as set forth on Schedule 3.10(c), Jotter and its Subsidiaries have complied with all applicable foreign, state, provincial and federal equal employment opportunity and other laws and regulations related to employment practices, terms and conditions or employment and wages and hours.

         (d) To the knowledge of Jotter and the Signing Holders, no employee of Jotter or its Subsidiaries has been injured in the workplace or in the course of his or her employment, except for injuries that are covered by insurance or for which a claim has been made under worker's compensation or similar laws. Except as disclosed on Schedule 3.10(d), no employees of Jotter or its Subsidiaries are absent from active employment on account of illness or injury, other than those employees whose absence has lasted less than four weeks as of the date hereof.

         3.11 Compliance with Law. Schedule 3.11 sets forth all material licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of Jotter and its Subsidiaries which, to the knowledge of Jotter and the Signing Holders, are necessary to the conduct of Jotter's business as conducted during the two (2) years prior to the Closing Date ("Permits"). All such Permits are in full force and effect and neither Jotter nor any of its Subsidiaries is in violation of any Permit except for violations which would not, singly or in the aggregate, have a Jotter Material Adverse Effect. Except for possible exceptions, the curing or non-curing of which would not have a Jotter Material Adverse Effect, the business of Jotter has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities, employment practices and procedures, the health and safety of employees and export controls.

         3.12 Year 2000 Compliance. All computer software and hardware products that are licensed, sold or otherwise distributed to others by Jotter and its Subsidiaries and, to Jotter's knowledge, all computer software and hardware products that are owned by Jotter or its Subsidiaries, exclusively licensed to Jotter or are otherwise required for the conduct of its business, are Year 2000 Compliant. As used herein, "Year 2000 Compliant" shall mean, with respect to any such software or hardware, the ability of such software or hardware to perform the following date-related functions:

         (a) consistently handle date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output and performing calculations on dates or portions of dates;

         (b) function accurately in accordance with the documentation relating to the applicable software or hardware and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the century;

         (c) respond to two-digit date input in a way that resolves any ambiguity as to the century;

         (d) store and provide output of date information in ways that are unambiguous as to century; and

         (e) recognize the year 2000 as a leap year.

         3.13 Litigation. Schedule 3.13 sets forth each claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending against Jotter or its Subsidiaries, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not yet been made on Jotter or the Signing Holders), and to the knowledge of the Signing Holders and of Jotter none have been threatened. The Signing Holders and Jotter have no knowledge of facts which, if known to shareholders, customers, governmental authorities or other persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a Jotter Material Adverse Effect. Neither Jotter nor its Subsidiaries is subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is Jotter or any of its Subsidiaries in default with respect to any notice, order, writ, injunction or decree.

         3.14 Contracts. Schedule 3.14 sets forth a complete list of each oral or written contract and agreement in the following categories to which Jotter or its Subsidiaries is a party, or by which it is bound in any respect:

         (a) agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, research and development, intellectual property, supplies, studies or capital assets, or for the performance of services, in any case involving more than $50,000;

         (b) contracts or agreements relating to the grant of rights to develop, manufacture, produce, assemble, license, distribute, market or sell Jotter's or any of its Subsidiaries' products to any person or otherwise affecting Jotter's or any of its Subsidiaries' exclusive right to develop, manufacture, produce, assemble, license, distribute, market or sell its products;

         (c) contracts or agreements for the joint performance of work or services or the sharing of revenues, profits, losses, costs or liabilities, and all other joint venture and partnership agreements;

         (d) management or employment contracts, consulting contracts, independent contractor contracts, collective bargaining contracts, termination and severance agreements;

         (e) notes, mortgages, deeds of trust, loan agreements, security agreements, guarantees, debentures, indentures, credit agreements and other evidences of indebtedness;

         (f) contracts or agreements with agents, brokers, consignees, sales representatives or distributors;

         (g) contracts or agreements with any director, officer, employee, consultant or shareholder or other Related Party;

         (h) pension, retirement, profit-sharing, deferred compensation, bonus, incentive, life insurance, hospitalization or other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plan or arrangement);

         (i) stock option, stock purchase, warrant, repurchase or other contracts or agreements relating to any shares of capital stock of Jotter;

         (j) powers of attorney or similar authorization granted by Jotter or any of its Subsidiaries to third parties;

         (k) licenses, sublicenses, royalty agreements, development agreements and other contracts or agreements to which Jotter or any of its Subsidiaries is a party, or otherwise subject, relating to technical assistance, technology development or Proprietary Rights ;

         (l) any agreement pursuant to which Jotter or any of its Subsidiaries has granted or may grant in the future, to any party, a source code license or option or other right to use or acquire source code;

         (m) each contract or agreement providing for payments or rights that are triggered or accelerated upon a change in control of Jotter or any of its Subsidiaries;

         (n) each contract relating to the creation of any lien, pledge, charge or other encumbrance with respect to any material asset of Jotter or its Subsidiaries;

         (o) each contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

         (p) each contract with or relating to a Governmental Entity;

         (q) any other contract that was entered into outside the ordinary course of business or was inconsistent with past practices of Jotter or its Subsidiaries;

         (r) any other contract that has a term of more than 60 days (other than contracts under which the only obligation of Jotter or any of its Subsidiaries following such 60-day period is a non-disclosure obligation) and that may not be terminated by Jotter or any of its Subsidiaries (without penalty) within 60 days after the delivery of a termination notice by Jotter or any of its Subsidiaries;

         (s) any other contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate, or (B) the performance of services having a value in excess of $50,000 in the aggregate; and

         (t) other material contracts.

         Except as set forth in Schedule 3.14, neither Jotter nor any of its Subsidiaries have entered into (i) any contract containing covenants limiting the right of Jotter or any of its Subsidiaries to use, license and develop its Proprietary Rights or to compete in any business, in any market or geographic region or with any person or (ii) any agreement or arrangement relating to the issuance, sale or transfer of any capital stock of Jotter or any of its Subsidiaries or of a significant portion of its stock or assets or relating to any merger, consolidation or other business combination with a third party. Neither Jotter nor any of its Subsidiaries have given any warranties or indemnities relating to products or technology sold or services rendered by Jotter or its Subsidiaries, except (i) as set forth in Schedule 3.14, (ii) warranties given by Jotter or its Subsidiaries in connection with the sale or licensing of Jotter's products in the ordinary course of business that have not been breached nor subject to any demand by a customer, (iii) warranties implied by law, and (iv) warranties given in agreements entered into after the date hereof that do not violate Section 5.10 hereof.

         3.15     No Default.

         (a) Except as set forth in Schedule 3.15(a), each of the contracts, agreements and other instruments referred to in Section 3.14 and Section 3.17 of this Agreement and each of the customer agreements of Jotter and its Subsidiaries is valid, binding and in full force and effect, and is enforceable by Jotter or its Subsidiaries in accordance with its terms. To the knowledge of the Signing Holders and Jotter, no party with whom Jotter or its Subsidiaries has an agreement or contract is in default thereunder or has breached any terms or provisions thereof.

         (b) Except as set forth in Schedule 3.15(b), Jotter and its Subsidiaries in all material respects have performed, or are now performing, the obligations of, and Jotter and its Subsidiaries are not in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon it, its assets or its properties. No third party has raised any claim, dispute or controversy with respect to any executory contract of Jotter or its Subsidiaries, nor has Jotter or its Subsidiaries received notice, warning or other communication of actual, alleged or potential nonperformance, delay in delivery or other noncompliance by Jotter or its Subsidiaries with respect to its obligations under any contract, nor, to the knowledge of Jotter and the Signing Holders, are there any facts which exist indicating that any contract may be totally or partially terminated or suspended by the other party or parties thereto.

         3.16 Customers. Schedule 3.16 sets forth all customers of Jotter or its Subsidiaries from whom more than $50,000 in revenues are expected to be received in the twelve (12) months following the Closing Date indicating fiscal 1999 and first, second and third quarter fiscal 2000 revenues, estimated total fiscal 2000 revenues and the expiration date of any agreement. Jotter and the Signing Holders have no knowledge of any circumstances likely to result in termination or failure to renew any customer contract.

         3.17     Proprietary Rights.

         (a) Schedule 3.17 (the "Intellectual Property Disclosure Schedule") sets forth in paragraph (a) thereof a complete and accurate list of all patents, patent applications, copyrights, trademarks, trade names, service marks or logos owned or used by Jotter or in which it has any rights or licenses, and all applications therefor and registrations and registration applications thereof. Such list specifies, as applicable: (i) the title of the patent, trademark, trade name, service mark, copyright or application therefor or registration thereof; (ii) the jurisdiction by or in which such patent, trademark, trade name, service mark or copyright has been issued or registered or in which an application has been filed, including the registration or application numbers; and (iii) material licenses, sublicenses and similar agreements to which Jotter or its Subsidiaries are a party or pursuant to which any other party is authorized to use, exercise or receive any benefit from any Proprietary Rights of Jotter or any of its Subsidiaries. The Intellectual Property Disclosure Schedule sets forth a compete and accurate description of all agreements of Jotter and its Subsidiaries with each officer, employee, shareholder, director, contractor or consultant of Jotter or its Subsidiaries providing Jotter or its Subsidiaries with title and ownership to patents, patent applications, trade secrets and inventions developed or used by Jotter or its Subsidiaries in their business, all of which agreements are valid, enforceable and legally binding (subject to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies).

         (b) Jotter or its Subsidiaries own or possess valid and enforceable licenses or other rights to use all computer software and hardware, source code, patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, logos, trade dress, copyrights, inventions, business and marketing plans, industrial property rights, copyrights, trademarks, trade names, logos and service marks (and all goodwill associated therewith, including, without limitation, the right to the names Jotter, Jotter Technologies, MindQuake and applications therefor, and all technical information, customer lists, management information systems, drawings, designs, processes and quality control data and all similar materials recording or evidencing proprietary expertise or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used or currently proposed to be used in the business of Jotter, and the same are sufficient to conduct the business of Jotter and its Subsidiaries as it has been and is now being conducted or as it is currently proposed to be conducted. Except as set forth in paragraph (b) of the Intellectual Property Disclosure Schedule, Jotter or a Subsidiary of Jotter is the owner of all right, title, and interest in and to each of the Proprietary Rights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use, sell, license, sublicense, assign and dispose, in each case without payment to a third party, all of the Proprietary Rights and the products, processes and materials covered thereby. Except as set forth in paragraph (b) of the Intellectual Property Disclosure Schedule, there is no contract with Jotter pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Proprietary Right.

         (c) The operations of Jotter and its Subsidiaries as currently and formerly conducted and as planned to be conducted do not conflict with or infringe, and, to the knowledge of Jotter and the Signing Holders, no person or entity has asserted to Jotter or any of its Subsidiaries that such operations or past operations conflict with or infringe, any Proprietary Rights, owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against Jotter or its Subsidiaries with respect to any Proprietary Rights, and, to the knowledge of Jotter and the Signing Holders, none has been threatened against Jotter or its Subsidiaries. There are no facts or facts overtly alleged to Jotter which would reasonably serve as a basis for any claim that Jotter or its Subsidiaries do not have the right to use and to transfer the right to use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the business of Jotter as it has been and is now being conducted. The Proprietary Rights referred to in the preceding sentence are free of any unresolved ownership disputes with respect to any third party and there is no unauthorized use, infringement or misappropriation of any of such Proprietary Rights by any third party, including any employee or former employee of Jotter or its Subsidiaries, nor is there any breach of any license, sublicense or other agreement authorizing another party to use such Proprietary Rights. Neither Jotter nor any of its Subsidiaries nor any Signing Holder has entered into any agreement (i) granting any third party the right to bring infringement actions with respect to, otherwise to enforce rights with respect to, any such Proprietary Rights, or (ii) agreeing to indemnify anyone or any entity for or against any interference, infringement, misappropriation or other conflict with respect to any Proprietary Right.

         (d) Paragraph (d) of the Intellectual Property Disclosure Schedule contains a complete and accurate list of any proceedings before any patent or trademark authority to which Jotter or its Subsidiaries are a party, a description of the subject matter of each proceeding, and the current status of each proceeding, including, without limitation, interferences, priority contests, opposition, and protests. Such list includes any pending applications for reissue or reexamination of a patent. Jotter or its Subsidiaries have the exclusive right to file, prosecute and maintain any such applications for patents, copyrights or trademarks and the patents and registrations that issue therefrom.

         (e) All patents and registered trademarks, service marks, and other company, product or service identifiers and registered copyrights held by Jotter or its Subsidiaries are valid and enforceable, are currently in compliance with formal legal requirements and are not subject to any maintenance or renewal fees or taxes or actions falling due within ninety (90) days after the date of Closing.

         (f) All fees to maintain the rights of Jotter or any of its Subsidiaries in the Proprietary Rights, including, without limitation, patent and trademark registration and prosecution fees and all professional fees in connection therewith, which have been presented for payment, have been paid by Jotter or its Subsidiaries or will be paid by Jotter or its Subsidiaries before the Closing Date.

         (g) Except as set forth in paragraph (g) of the Intellectual Property Disclosure Schedule, all disclosures of trade secrets of Jotter or any of its Subsidiaries to third parties have been pursuant to non-disclosure agreements pursuant to which the confidentiality and use of such information has been protected. Jotter and its Subsidiaries have taken reasonable measures and precautions to maintain the secrecy and confidentiality of the Proprietary Rights used or proposed to be used in the conduct of its business, the value of which to Jotter and its Subsidiaries is contingent upon maintenance of the confidentiality thereof.

         (h) Except as set forth in paragraph (h) of the Intellectual Property Disclosure Schedule, Jotter and its Subsidiaries have secured valid and binding written assignments from all persons who, in any capacity (including current and former consultants, independent contractors, directors, officers and employees) contributed to the creation or development of Jotter's Proprietary Rights of all right, title and interest to such contributions that Jotter or its Subsidiaries do not already own by operation of law. No current or former employee, officer, director, shareholder, consultant or independent contractor of or to Jotter or its Subsidiaries has any right, claim or interest in or with respect to any Proprietary Right.

         (i) Except as set forth in paragraph (g) of the Intellectual Property Disclosure Schedule, each current and former employee and officer of and consultant and independent contractor to Jotter or its Subsidiaries has executed a written confidentiality agreement and a written assignment of inventions agreement that assign to Jotter or its Subsidiaries all rights to any inventions, improvements, discoveries, or information relating to the business conducted or to be conducted by Jotter or its Subsidiaries, and all such agreements are in the forms provided to SAFLINK with no exceptions or exclusions. To the knowledge of Jotter and the Signing Holders, no employee, consultant or contractor of Jotter or its Subsidiaries is in violation of any term of any employment contract, proprietary information agreement, inventions agreement, non-competition agreement, consulting agreement, or any other contract or agreement relating to the relationship of any such employee with Jotter or its Subsidiaries or any previous employer. To the knowledge of Jotter and the Signing Holders, no employee of Jotter or its Subsidiaries has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged to anyone other than Jotter or its Subsidiaries or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Jotter or its Subsidiaries.

         (j) No internally developed product, system, program or software module designed, developed, sold, licensed or otherwise made available by Jotter or its Subsidiaries to any person, and to the knowledge of Jotter and the Signing Holders, no third-party product, system, program or software module sold, licensed or otherwise made available by Jotter or its Subsidiaries to any person, contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routine or hardware component designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

         (k) Except as set forth in paragraph (k) of the Intellectual Property Disclosure Schedule, neither Jotter nor any of its Subsidiaries has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Jotter Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of any Jotter Source Code. Paragraph (k) of the Intellectual Property Disclosure Schedule identifies each contract pursuant to which Jotter or its Subsidiaries have deposited or are required to deposit with an escrowholder or any other Person any Jotter Source Code, and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby could reasonably be expected to result in the release or disclosure of any Jotter Source Code. "Jotter Source Code" means any source code, or portion, aspect or segment of any source code, relating to any Proprietary Right owned by or licensed to Jotter or otherwise used by Jotter.

         3.18 Insurance. Schedule 3.18 sets forth a complete list of all policies of insurance to which Jotter or any of its Subsidiaries is a party or is a beneficiary or named insured. Jotter has in full force and effect, with all premiums due thereon paid, the policies of insurance set forth therein. There were no claims in excess of $5,000 asserted under any of the insurance policies of Jotter in respect of all motor vehicle, general liability, professional liability, errors and omissions, and worker's compensation, and medical claims for the period from January 1, 1998 to the date of this Agreement. Neither Jotter nor any of its Subsidiaries has received any notice or other communication regarding any actual or possible (i) cancellation or invalidation of any insurance policy, (ii) refusal of any coverage or rejection of any claim under any insurance policy or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy.

         3.19 Bank Accounts. Schedule 3.19 sets forth a true and correct list of the names and addresses of all banks, other institutions and state governmental departments at which each of Jotter or any of its Subsidiaries has accounts, deposits or safety deposit boxes, or special deposits required to be held by such state governmental departments with the nature of such account and the names of all persons authorized to draw on or give instructions with respect to such accounts or deposits, or to have access thereto, and the names and addresses of all persons, if any, holding a power-of-attorney on behalf of Jotter or any of its Subsidiaries. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

         3.20 Brokers or Finders. Neither Jotter nor any of its officers, directors or employees nor any of Jotter's Subsidiaries or any of their officers, directors or employees has engaged any broker or finder or incurred, or will incur directly or indirectly, any liability for any brokerage, financial advisory or finder's fees, agent's commissions or similar charges in connection with the transactions contemplated by this Agreement.

         3.21 Certain Advances. Except as set forth in Schedule 3.21, there are no receivables of Jotter or any of its Subsidiaries owing from directors, officers, employees, consultants or shareholders of Jotter or any of its Subsidiaries, or owing by any affiliate of any director or officer of Jotter or any of its Subsidiaries, other than advances in the ordinary and usual course of business to officers and employees for reimbursable business expenses which are not in excess of $5,000 for any one individual.

         3.22 Related Parties. Except as listed on Schedule 3.22, no officer, director or greater than 10% shareholder of Jotter or any of its Subsidiaries, or to the knowledge of Jotter or any of its Subsidiaries and the Signing Holders any relative or affiliate of any such person, or any trust or other person in which any of the foregoing persons holds, beneficially or otherwise, a material voting or equity interest (collectively, the foregoing are referred to as "Related Parties"), has, either directly or indirectly, (a) an interest in any person which furnishes or sells services or products which are similar to those furnished or sold by Jotter or any of its Subsidiaries or which competes or potentially will compete, directly or indirectly, with Jotter or any of its Subsidiaries, (b) a beneficial interest in any contract to which Jotter or any of its Subsidiaries is a party or by which Jotter or any of its Subsidiaries may be bound or (c) any claim or right against Jotter or any of its Subsidiaries (other than rights to receive compensation for services performed as an employee of Jotter or any of its Subsidiaries or for reimbursement of travel or business expenses incurred in the ordinary course of business or the rights to receive Jotter Common Stock pursuant to the exercise of any Jotter Option or any Jotter Warrant disclosed on Schedule 3.2). For purposes of this Section 3.22, there shall be disregarded any interest which arose solely from the ownership of less than a five percent (5%) equity interest in a corporation whose stock is regularly traded on any national securities exchange or on Nasdaq.

         3.23     Employee Benefit Plans; ERISA.

         (a) Schedule 3.23(a) sets forth each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other benefit, bonus, profit sharing, retirement, income, dental, medical, disability, health, or other plans, programs, policies agreements, or arrangements involving direct or indirect compensation (excluding workers' compensation, unemployment compensation and similar government-mandated programs) currently or previously maintained, contributed to or entered into by Jotter or its Subsidiaries for the benefit of any employee or former employee of Jotter or its Subsidiaries under which Jotter or any of its Subsidiaries has any present or future obligation or liability (collectively, the "Employee Plans"). Copies of all Employee Plans (and, if applicable, related trust agreements, insurance contracts or other funding related agreements, the most recent funding, financial or information return or statements, and material correspondence, including without limitation, correspondence with Governmental Entities and internal memoranda relating to the plans) and all amendments thereto and material written interpretations thereof have been provided to SAFLINK. Neither Jotter nor any of its Subsidiaries has any Employee Plan which, individually or collectively, constitute(s) (i) an "employee pension benefit plan," as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA or (ii) a "multiemployer plan," as defined in
Section 3(37) of ERISA, or as defined under applicable pension law; or (iii) a "registered pension plan", or "retirement compensation arrangement" both as defined in the Income Tax Act (Canada).

         (b) No other entity ("ERISA Affiliate") that is a member of a "controlled group of corporations" with or under "common control" with Jotter, as defined in Section 414(b) or 414(c) of the Code currently or previously maintained, contributed or entered into an employee benefit plan, as defined in
Section 3(3) of ERISA.

         (c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the date of this Agreement.

         (d) Schedule 3.23(d) sets forth each severance or other similar contract, arrangement or policy and each plan, agreement, policy or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements),vacation benefits, disability benefits, early retirement benefits, death benefits, hospitalization benefits, health, medical or dental treatments or expenses, supplementary employment insurance retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of compensation or post-retirement benefits that (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by Jotter or its Subsidiaries and (iii) covers any employee or former employee of Jotter or any of its Subsidiaries. Such contracts, plans and arrangements as are described in this Section are herein referred to collectively as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial and material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangements.

         (e) Except for continued "COBRA" health coverage required pursuant to Code Section 4980B, neither Jotter nor any of its Subsidiaries is a party to any Employee Plan, Benefit Arrangement or other agreement, contract, arrangement or policy, written or unwritten, that requires Jotter or any of its Subsidiaries to provide, at any cost to Jotter or any of its Subsidiaries, any health or life insurance coverage to any former employee of Jotter or any of its Subsidiaries.

         (f) Except as described in Schedule 3.23, neither Jotter nor any of its Subsidiaries is a party to any contract, instrument, agreement or arrangement with a "disqualified individual" (as defined in Section 280G(c) of the Code) that could result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(i) of the Code) or subject any such disqualified individual to the excise tax imposed under Section 4999 of the Code.

         (g) Each Employee Plan and Benefit Arrangement complies in all material respects with all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder, (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder,
(iii) any applicable provisions of the Code, including Section 4980B thereof, and (iv) any other applicable law.

         (h) There is no pending or, to the knowledge of Jotter and the Signing Holders, threatened litigation, investigation, proceeding, grievance, arbitration, or claim relating to any Employee Plan or Benefit Arrangement. All contributions, premiums or other amounts due under each Employee Plan or Benefit Arrangement have been paid or accrued on the books of Jotter and have been duly made in accordance with the terms of the Employee Plans or Benefit Arrangement and applicable laws. Each Employee Plans or Benefit Arrangement is fully funded or fully insured and no unfunded liability or other deficit exists thereunder.

         (i) Each of the Employee Plans and Benefit Arrangements and each fund established thereunder has been established, operated, administered, and invested in all material respects in accordance with its terms and with the requirements of all applicable laws and each of the Employee Plans or Benefit Arrangements is in good standing under, has been duly registered where required by, or is qualified in accordance with, such laws. No fact or circumstance exists that could adversely affect the tax-exempt status of any Employee Plan or Benefit Arrangement.

         (j) All obligations regarding the Employee Plans or Benefit Arrangements have been satisfied and there are no accrued or pending obligations of the Employee Plans or Benefit Arrangements out of the ordinary course of business consistent with past practice. There are no outstanding material defaults or violations by any person relating to any Employee Plan or Benefit Arrangement, and no Tax is owing or exigible under any of the Employee Plans.

         (k) There exists no undertaking or commitment whether legally binding or not, to create any additional Employee Plan or Benefit Arrangement or to change any existing Employee Plan or Benefit Arrangement that would affect any employee or former employee or their dependents or beneficiaries.

         3.24 Customers and Other Relationships. To the knowledge of the Signing Holders and Jotter, no licensor or customer of Jotter or any of its Subsidiaries intends to cancel or refrain from renewing any license, order, contract or arrangement with Jotter.

         3.25 Underlying Documents. Copies of any underlying documents listed or described as having been disclosed to SAFLINK pursuant to this Agreement, if requested by SAFLINK, have been furnished to SAFLINK. All such documents furnished to SAFLINK are true and correct copies, and there are no amendments or modifications thereto, that have not been disclosed to SAFLINK.

         3.26     Full Disclosure.

         (a) Any information furnished by or on behalf of Jotter and the Signing Holders to SAFLINK in writing pursuant to this Agreement as of the date such information is required by this Agreement to be so furnished, and any information contained in the Schedules referred to in this Agreement at any time prior to the Effective Time, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

         (b) The information supplied by Jotter for inclusion in the Proxy Statement will not, as of the date the Jotter Required Shareholder Vote is obtained, (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in light of the circumstances under which it is provided) not false or misleading.

         3.27     Status of Shareholders.

         (a) U.S. Holders. To the knowledge of Jotter, after reasonable investigation, (i) no more than 35 of the U.S. Holders do not qualify as an "accredited investor" (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act) and (ii) each U.S. Holder who is not an accredited investor either along or with a "purchaser representative" that may be designated by such U.S. Holder in connection with the transactions contemplated by this Agreement has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risk of the issuance of shares of SAFLINK Common Stock to such person in connection with the Merger.

         (b) Non-U.S. Holders. To the knowledge of Jotter, after reasonable investigation, (i) each Non-U.S. Holder is not a "U.S. person" (as defined in Rule 902(k) under the Securities Act) and was located outside of the United States at the time the offer to purchase the shares of SAFLINK Common Stock was made to the Non-U.S. Holder and at the time the purchase order for the shares of SAFLINK Common Stock was originated, and (ii) each Non-U.S. Holder intends to purchase the shares of SAFLINK Common Stock for their own account or for the account of one or more other non-U.S. persons located outside of the United States at the time the offer to purchase the shares of SAFLINK Common Stock was made to the Non-U.S. Holder and at the time the purchase order for the shares of SAFLINK Common Stock was originated.

         3.28 Reporting Status. Neither Jotter nor any of its Subsidiaries is, or is under any obligation to become, a reporting issuer or the equivalent in any Canadian territory or province.

         3.29 Knowledge. For purposes of this Agreement, the phrase "to the knowledge of" shall mean the actual knowledge of such Person.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF SAFLINK

         Except as contemplated by this Agreement, SAFLINK represents and warrants to Jotter and the Signing Holders as of the date hereof (each such representation and warranty being a material inducement to the execution of this Agreement by Jotter and the Signing Holders) and as of the Closing Date as follows:

         4.1 Organization. SAFLINK is and, on or before the Closing Date, Acquisition Corporation will be a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation. SAFLINK is and Acquisition Corporation will be duly qualified to do business and is in good standing in its state of incorporation and in each of the other jurisdictions in which it owns or leases property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business of SAFLINK. SAFLINK has and Acquisition Corporation will have all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its respective business.

         4.2 Acquisition Corporation Capital Structure. On or before the Closing Date, the authorized capital stock of Acquisition Corporation will consist of 3,000 shares of Common Stock, $.01 par value ("Acquisition Corporation Common Stock"). On or before the Closing Date, 1,000 shares of Acquisition Corporation Common Stock will be validly issued and outstanding and will be held by SAFLINK of record and beneficially.

         4.3 Authority. SAFLINK has and Acquisition Corporation will have all requisite corporate power and authority to enter into this Agreement, the Plan and Merger and the related agreements contemplated herein and therein and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and (when executed and delivered) the Plan of the Merger and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SAFLINK and will be so authorized by Acquisition Corporation, except that this Agreement and the transactions contemplated hereby are subject to approval by the holders of a majority of the SAFLINK Common Stock (the "SAFLINK Required Shareholder Vote"). This Agreement has been duly executed and delivered by SAFLINK and the Plan of Merger will be duly executed and delivered by SAFLINK and Acquisition Corporation, and constitutes (and in the case of the Plan of Merger when executed as to Acquisition Corporation will constitute) valid and binding obligations of SAFLINK and Acquisition Corporation, enforceable in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity). Provided the conditions set forth in Article VII are satisfied, the execution and delivery of this Agreement and the Plan of Merger do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (a) any provision of the Certificate of Incorporation or Bylaws of SAFLINK, (b) any provision of the Certificate of Incorporation or Bylaws of Acquisition Corporation or (c) any agreement or instrument, permit, license, judgment, order, statute, law, ordinance, rule or regulation applicable to SAFLINK or Acquisition Corporation or their respective properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse affect on SAFLINK and Acquisition Corporation taken as a whole.

         No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to SAFLINK or Acquisition Corporation in connection with the execution and delivery of this Agreement or the Plan of Merger by SAFLINK and Acquisition Corporation or the consummation by SAFLINK and Acquisition Corporation of the transactions contemplated hereby or thereby, except for (i) filings to be effected in connection with the organization of Acquisition Corporation, (ii) the filing of the Plan of Merger and related certificates with the Secretary of State of Delaware, and appropriate documents with the relevant Governmental Entities of other states in which Acquisition Corporation is qualified to do business, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or provincial securities laws in connection with the transactions set forth herein, (iv) filings required pursuant to the HSR Act and (v) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on SAFLINK and Acquisition Corporation taken as a whole.

         4.4 Capital Structure. The authorized capital stock of SAFLINK consists of 50,000,000 shares of SAFLINK Common Stock and 1,000,000 shares of Preferred Stock, $0.01 par value ("SAFLINK Preferred Stock"). At the close of business on June 30, 2000, assuming conversion of all shares of SAFLINK Preferred Stock to SAFLINK Common Stock: (i) 25,914,292 shares of SAFLINK Common Stock were issued and outstanding (including Series A and Series D Preferred Stock converted into SAFLINK Common Stock); (ii) 3,273,717 shares of SAFLINK Common Stock were reserved for issuance upon exercise of options (the "SAFLINK Options") under SAFLINK's Stock Incentive Plan, of which options to purchase 2,783,180 shares were outstanding; (iii) 414,248 shares of SAFLINK Common Stock were reserved for issuance upon exercise of options outside of SAFLINK's Stock Incentive Plan; and
(iv) 808,604 shares were reserved for issuance upon exercise of warrants ("SAFLINK Warrants").

         Except for the SAFLINK Options and SAFLINK Warrants and the employee benefit plans set forth above, employment agreements between SAFLINK and certain of its employees, or as otherwise disclosed in Schedule 4.4, there are no options, warrants, calls, rights, commitments or agreements of any character to which SAFLINK is a party or by which it is bound obligating SAFLINK to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of SAFLINK or obligating SAFLINK to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, and there are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of SAFLINK.

         All of the outstanding shares of SAFLINK's Common Stock are, and any shares of SAFLINK Common Stock issuable upon exercise of any SAFLINK Option, when issued pursuant to such exercise, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, SAFLINK Certificate of Incorporation or Bylaws or any agreement to which SAFLINK is a party or by which it is bound.

         4.5 SEC Documents. SAFLINK has made available to Jotter a true and complete copy of SAFLINK's Form 10-K for the year ended December 31, 1999 and any other statement report, registration statement or definitive proxy statement filed by SAFLINK with the SEC since January 1, 2000 to the Effective Time (the "SAFLINK SEC Documents"). As of their respective filing dates, the SAFLINK SEC Documents comply or will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, or the Securities Act, and none of the SAFLINK SEC Documents contain or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed SAFLINK SEC Document. Without limiting the foregoing, each of the consolidated balance sheets included in or incorporated by reference into the SAFLINK SEC Documents fairly presented the consolidated financial position of SAFLINK and its subsidiaries as of its date and each of the consolidated statements of income, stockholders' equity and cash flows included in or incorporated by reference into the SAFLINK SEC Documents fairly presented the results of operations, stockholders' equity and cash flows of SAFLINK and its subsidiaries for the period set forth there (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material and the absence of certain footnote disclosures), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved.

         4.6 No Conflict. The execution and delivery of this Agreement and the Plan of Merger by SAFLINK and Acquisition Corporation and the performance of their respective obligations hereunder or thereunder, (i) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the Certificate of Incorporation or Bylaws of SAFLINK, or any contract, agreement or commitment binding upon SAFLINK or any of its assets or properties, other than violations, breaches, conflicts, or defaults which individually or in the aggregate would not have a material adverse effect on SAFLINK; (ii) will not result in the creation or imposition of any lien, encumbrance, equity or restriction in favor of any third party upon any of the assets or properties of SAFLINK; and (iii) will not to the actual knowledge of SAFLINK conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over SAFLINK or any of its assets or properties.

         4.7 Shares of Common Stock. The Merger Shares will, when issued and delivered to the Holders in accordance with this Agreement, be duly authorized, validly issued, fully paid and nonassesable.

         4.8 Brokers or Finders. SAFLINK has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement in a manner which will cause Jotter or any of the Signing Holders to incur, directly or indirectly, any liability to such broker or finder for any brokerage, financial advisory or finders' fees, agent's commissions or similar charges.

         4.9 Information Provided. SAFLINK has received and read, and is familiar with all documents provided to SAFLINK from Jotter. SAFLINK acknowledges that SAFLINK has had an opportunity to ask questions of and receive answers from Jotter's officers and representatives concerning the affairs of Jotter.

         4.10 Sophistication of Buyer. SAFLINK acknowledges that SAFLINK is sophisticated and experienced and has sufficient knowledge and experience to:
(a) review and comprehend all of Jotter's records, financial and otherwise and
(b) evaluate the merits and the risk of its purchase of Jotter. SAFLINK acknowledges and agrees that it is not relying on any particular knowledge, skill or expertise of Jotter and that SAFLINK has had the opportunity to make its own independent inspection and investigation of Jotter. SAFLINK further acknowledges that it has, in fact, independently inspected or caused to be undertaken an independent inspection of matters concerning Jotter.

         4.11 False and Misleading Statements. None of the written information furnished by SAFLINK to Jotter in connection with the transaction contemplated by this Agreement is false or misleading in any material respect or contains any misstatement of material fact, or omits to state any material facts required to be stated in order to make the statements therein not false or misleading in light of the circumstances in which they were made.

         The information supplied by SAFLINK for inclusion in the Proxy Statement will not, as of the date the SAFLINK Required Shareholder Vote is obtained, (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in light of the circumstances under which it is provided) not false or misleading.

                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         During the period from the date of this Agreement and continuing until the Effective Time, Jotter agrees to act as follows (except as expressly contemplated by this Agreement or to the extent that SAFLINK shall otherwise consent in writing), and each of the Signing Holders agrees to use their best efforts to cause Jotter to act as follows:

         5.1 Ordinary Course. Subject to any express limitation contained herein, Jotter shall carry on its business and cause each of its Subsidiaries to carry on its business in the usual, regular and ordinary course, including the payment when due of all taxes, debts and obligations, in substantially the same manner as heretofore conducted and, without making any commitment outside of the usual, regular and ordinary course on behalf of or which would be binding upon SAFLINK (other than commitments made by Jotter or its Subsidiaries in the usual, regular and ordinary course), shall use its best efforts to preserve and cause each of its Subsidiaries to preserve intact its present business organization and shall use its best efforts to keep available to SAFLINK the services of its present officers and employees and preserve its relationships with present and potential customers, licensors, licensees, supplies, system integrators, service providers and others having business dealings with them, to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time.

         5.2 Dividends; Changes in Stock. Except as may be contemplated to carry out this Agreement, neither Jotter nor any of its Subsidiaries shall or shall propose to, directly or indirectly, (a) make, declare or pay any dividends or other distribution on or in respect of any of its capital stock (other than the accrual of dividends on shares of Jotter Preferred Stock pursuant to the terms of Jotter's Certificate of Incorporation), (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Jotter or any of its Subsidiaries (other than the issuance of shares of Jotter Common Stock upon conversion of Jotter Preferred Stock), or (c) repurchase, redeem or otherwise acquire any shares of its capital stock, options, warrants or rights to acquire any shares of its capital stock.

         5.3 Issuance of Securities. Except for the issuance of Jotter Common Stock to raise funds to pay existing liabilities, the issuance of Jotter Common Stock upon the exercise of presently outstanding Jotter Options and Jotter Warrants disclosed on Schedule 3.2 in accordance with the terms thereof and the issuance of shares of Jotter Common Stock upon the conversion of presently outstanding Jotter Preferred Stock or convertible notes, neither Jotter nor any of its Subsidiaries shall issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities, or enter into any agreement, understanding or arrangement with respect to the sale or voting of any of its capital stock.

         5.4 Governing Documents. Neither Jotter nor any of its Subsidiaries shall cause or permit any amendment of their respective Certificate of Incorporation or Bylaws.

         5.5 No Other Bids or Contacts. Until the earlier of the Effective Time and the termination of this Agreement pursuant to Section 11.1 hereof, neither the Signing Holders nor Jotter will (nor will Jotter permit any of its directors, officers, agents, affiliates or representatives, including investment bankers, financial advisors, attorneys and accountants (collectively, Jotter's "Representatives")) to, directly or indirectly, take any of the following actions: (i) solicit, initiate, facilitate or encourage, or furnish information with respect to Jotter or its Subsidiaries in connection with, any inquiry, proposal or offer with respect to any merger, consolidation or other business combination or acquisition involving Jotter or any of its Subsidiaries or the acquisition of all or a substantial portion of the assets of, or any securities, of Jotter or any of its Subsidiaries (an "Acquisition Transaction"); (ii) negotiate, discuss, explore or otherwise communicate or cooperate in any way with any third party with respect to any Acquisition Transaction; (iii) enter into any agreement, arrangement or understanding with respect to an Acquisition Transaction or requiring Jotter to abandon, terminate or refrain from consummating a transaction with SAFLINK; or (iv) make or authorize any statement, recommendation or solicitation in support of any Acquisition Transaction.

         Neither Jotter nor any Signing Holder nor any Jotter Representative is engaged, directly or indirectly, in any activities, discussions or negotiations with any person relating to a potential Acquisition Transaction. Each Signing Holder and Jotter shall, and Jotter shall use its best efforts to cause its Representatives to, notify SAFLINK orally and in writing immediately upon receipt of any inquiry, offer or proposal with respect to an Acquisition Transaction, including information as to the identity of the party or offeror making such inquiry, offer or proposal and stating the terms thereof, and shall provide SAFLINK with (i) copies of all written materials relating thereto and
(ii) such other information related thereto as SAFLINK may reasonably request. Jotter will not terminate or amend any agreement, arrangement or understanding to which it is a party, to the extent that it governs the right of another party or such party's affiliates or agents to use or disclose nonpublic information relating to Jotter and Jotter will use its best efforts to enforce such agreements, arrangements and understandings.

         Unless such terms have been previously made public by SAFLINK or its Affiliates or agents or are required to be disclosed by a regulatory body, court or governmental order, demand or decree, disclosure by Jotter or any Signing Holder of the terms hereof (other than the prohibition of this Section 5.5) shall be deemed to be a violation of this Section 5.5.

         5.6 No Acquisitions. Neither Jotter nor any of its Subsidiaries shall
(a) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division there of (b) otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to Jotter except in the ordinary course of business consistent with past practice, or (c) enter into any strategic alliance, joint venture, or joint development, manufacturing or marketing agreement.

         5.7 No Dispositions. Neither Jotter nor any of its Subsidiaries shall sell, lease, encumber, pledge or otherwise dispose of any of its assets or properties, except (a) in the ordinary course of business consistent with prior practice and in any event not in excess of $15,000 in the aggregate, and (b) for sales of inventory and licenses in the ordinary course of business consistent with prior practice.

         5.8 Indebtedness. Neither Jotter nor any of its Subsidiaries shall assume, incur or guarantee any indebtedness, enter into, extend or renew any credit agreement, line of credit or similar arrangement, issue or sell any debt securities or warrants or rights to purchase debt securities, enter into, extend or renew any lease, or enter into, extend or renew any indemnity agreement or agreement to maintain the financial condition of another person or entity.

         5.9 Benefit Plans, Etc. Jotter shall not (i) adopt or amend in any material respect any Employee Plan, Benefit Arrangement or any other agreement with any employee or employees, (ii) hire any employees other than as set forth on Schedule 5.9, (iii) increase in any manner the compensation or benefits for its employees, directors, officers or consultants, (iv) grant any stock option, stock appreciation right or other equity-related compensation right, or
(v) pay or accrue any benefit not required by existing policies, plans and agreements that are described on Schedule 5.9. Jotter shall not take any action with respect to (a) the grant of any severance pay, termination pay or any payment or right triggered upon a change in control of Jotter, (b) any increase of benefits payable under its severance pay, termination pay or change in control arrangements in effect as of the date hereof or (c) accelerating the vesting schedule of any outstanding options, warrants or stock purchase agreements of Jotter.

         5.10 Other Actions. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement, or with the prior written approval of SAFLINK, neither Jotter nor any of its Subsidiaries shall, and the Signing Holders shall use their best efforts to cause Jotter and its Subsidiaries not to:

         (a) Enter into any material commitment or transaction not in the ordinary course of business consistent with past practice;

         (b) Transfer to any person or entity any material rights to the Proprietary Rights, other than pursuant to licenses in the ordinary course of business consistent with past practice;

         (c) Enter into any material agreements (or material amendments thereto) pursuant to which any third party is granted marketing, distribution, manufacturing or similar rights of any type or scope with respect to any products or services or Proprietary Rights of Jotter other than in the ordinary course of business consistent with past practice;

         (d) Amend or otherwise modify or extend, except in the ordinary course of business consistent with past practice, or violate the terms of, any of the agreements set forth or described in the Schedules to this Agreement (including, without limitation, modifying the policies regarding pricing or royalties set or charged by Jotter or its Subsidiaries to its customers or licensees or agreeing to a material change in pricing or royalties set or charged by persons who have licensed any intellectual property to Jotter or its Subsidiaries);

         (e)      Commence or settle any litigation;

         (f) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

         (g) Pay, discharge or satisfy, in an amount in excess of $25,000 (in any one case) or $50,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Jotter Financial Statements or that arose in the ordinary course of business subsequent to June 30, 2000;

         (h) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

         (i) Enter into any contract with a Related Party except as expressly permitted by this Agreement;

         (j) Enter into any marketing or licensing contract, without the prior consent of SAFLINK, whose consent shall not be unreasonably withheld; or

         (k) Take, or commit or agree to take, any of the actions described in this Section or any other action that would prevent Jotter from performing or cause Jotter not to perform its covenants hereunder, or that would or reasonably would be expected to result in any of its, his or her representations and warranties set forth in this Agreement being or becoming untrue in any material respect or in any of the conditions set forth in Article VII not being satisfied.

         5.11 Advice of Changes; Government Filings. Jotter shall confer on a regular and frequent basis with SAFLINK, report to SAFLINK on operational matters and promptly advise orally and in writing of any change or event having, or, insofar as can reasonably be foreseen, could have, a Jotter Material Adverse Effect or which would cause or constitute a material breach of any of the representations, warranties or covenants of Jotter or any Signing Holder contained herein. Jotter and the Signing Holders shall consult with SAFLINK before filing, and shall promptly provide SAFLINK (or its counsel) with copies of, any filings made by Jotter, any of its Subsidiaries or any Signing Holder with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby. No such information provided to SAFLINK (or its counsel) shall be deemed for any purpose to modify or limit the representations, warranties and covenants of Jotter and the Signing Holders hereunder, or the SAFLINK Indemnitees' rights and remedies hereunder.

         5.12 Accounting Methods. Jotter shall not change its methods of accounting in effect at the Jotter Balance Sheet Date, except as required by changes in GAAP as concurred in by Jotter's independent auditors. Jotter shall notify SAFLINK immediately of any such change and shall provide all details thereof. Jotter shall not take any action, which reasonably would be expected to jeopardize the tax-free nature of the reorganization hereunder.

         5.13 Intellectual Property Matters. Without limiting the generality of the foregoing agreements, Jotter shall use its best efforts to preserve its and its Subsidiaries' Proprietary Rights free and clear of any liens, claims or encumbrances and to assert, contest and prosecute any infringement of any issued patent, trademark, service mark, tradename or copyright that is part of the Proprietary Rights or any misappropriation or disclosure of any trade secret, know-how or confidential information that is part of the Proprietary Rights.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 Access to Information.

         (a) Jotter shall afford to SAFLINK and shall cause its attorneys and independent accountants to afford to SAFLINK, and its directors, officers, agents, affiliates or representatives, including investment bankers, financial advisors, attorneys and accountants ("SAFLINK Representatives"), reasonable access during normal business hours during the period prior to the Effective Time, to the properties, books, contracts, commitments, tax returns and records and documents related to Jotter and its Subsidiaries and their respective businesses, properties and assets, and to the audit work papers and other records of the internal and external accountants of Jotter and its Subsidiaries. Jotter shall provide SAFLINK and SAFLINK Representatives with copies of the foregoing upon request by SAFLINK. During the foregoing period, Jotter shall furnish promptly to SAFLINK all other information concerning the business, finances, properties and personnel of Jotter and its Subsidiaries as SAFLINK may reasonably request, including such financial statements (including audited financial statements) as may be required by SAFLINK to comply with its financial reporting obligations, including requirements under applicable securities laws. During the foregoing period, Jotter shall cooperate in all respects with SAFLINK and SAFLINK Representatives in connection with any audit of the Jotter Balance Sheet.

         (b) SAFLINK shall afford to Jotter and shall cause its attorneys and independent accountants to afford to Jotter and the Jotter Representatives reasonable access during normal business hours during the period prior to the Effective Time, to SAFLINK's properties, books, contracts, commitments, tax returns and records and documents related to SAFLINK and its business, properties and assets, and to the audit work papers and other records of SAFLINK's internal and external accountants. SAFLINK shall provide Jotter and Jotter Representatives with copies of the foregoing upon request by Jotter. During the foregoing period, SAFLINK shall furnish promptly to Jotter all other information concerning the business, finances, properties and personnel of SAFLINK as Jotter may reasonably request, including such financial statements (including audited financial statements) as may be required by Jotter to comply with its financial reporting obligations, including requirements under applicable securities laws.

         6.2 Legal Conditions to the Merger and Related Transactions. Each party will take all reasonable actions necessary to comply promptly with all Legal Requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party in connection with the Merger. Each party will take all reasonable actions to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party required to be obtained or made by such party in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. Notwithstanding the generality of the foregoing, SAFLINK shall take all necessary actions to incorporate Acquisition Corporation under the laws of the State of Delaware and to cause it to take all necessary corporate action required by this Agreement.

         6.3 Communications; Confidentiality. Each of the parties hereto hereby agrees to and affirms the terms and provisions of the Mutual Nondisclosure Agreement between SAFLINK and Jotter dated as of July 26, 2000, except to the extent expressly modified hereby. Between the date hereof and the Effective Time, neither Jotter, on the one hand, nor SAFLINK, on the other hand, will furnish any communication to its shareholders (other than communications required pursuant to Section 6.2) or to the public generally if the subject matter thereof related to the other party or to the transactions contemplated by this Agreement without the prior approval of the other party as to the content thereof, which approval shall not be unreasonably withheld, and subject to each party's compliance with applicable law. Notwithstanding the foregoing, SAFLINK may make a public announcement concerning the existence of this Agreement following the execution thereof subject to Jotter's prior approval, which shall not be unreasonably conditioned, withheld or delayed.

         6.4      Update to Disclosures.

         (a) Without limiting or modifying Jotter's or the Signing Holders' representations or warranties or SAFLINK's right to rely thereon and without limiting the rights and remedies available to the SAFLINK Indemnitees hereunder, Jotter shall provide SAFLINK with updates to the disclosures previously provided or made available to SAFLINK, as to material facts which arise between the date of this Agreement and the Closing Date and which, had they occurred and been known prior to the date of this Agreement, would have been required to have been disclosed in order to make the representations and warranties contained in
Article III true and correct as of the date of this Agreement.

         (b) Without limiting or modifying SAFLINK's representations or warranties or Jotter's right to rely thereon and without limiting the rights and remedies available to the Jotter Indemnitees hereunder, SAFLINK shall provide Jotter with updates to the disclosures previously provided or made available to Jotter, as to material facts which arise between the date of this Agreement and the Closing Date and which, had they occurred and been known prior to the date of this Agreement, would have been required to have been disclosed in order to make the representations and warranties contained in Article IV true and correct as of the date of this Agreement.

         6.5 Certain Notifications. At all times from the date hereof and prior to the Effective Time, each party shall promptly notify the other parties in writing of the occurrence of any event known to such party which will or is likely to result in the failure to satisfy any of the conditions specified in
Article VII hereof.

         6.6 Treatment of Plans, Agreements and Options. The Board of Directors of Jotter shall take all actions necessary to terminate, effective as of the Effective Time, the plans and agreements of Jotter listed on Schedule 6.6 hereof. Jotter shall obtain all necessary consents or releases from holders of options and warrants to purchase Jotter Common Stock and take all such other lawful actions as may be necessary to give effect to the transactions contemplated hereby with respect to such options and warrants. Without limiting the generality of the foregoing, prior to the Closing Date, the Board of Directors of Jotter shall take all action necessary to terminate or cause to be terminated each Employee Plan that contains a cash or deferred arrangement subject to Section 401(k) of the Code and each Employee Plan or Benefit Arrangement that is a defined contribution retirement plan or employee stock purchase plan. After the Closing Date, SAFLINK may (in its sole discretion) cause each terminated Employee Plan to be filed with the Internal Revenue Service for a favorable determination letter and shall take such other steps as it deems necessary in its sole discretion with respect to each terminated Employee Plan.

         6.7 Agreements to Vote Shares.

         (a) Jotter Voting Agreements. Each Signing Holder represents that such Signing Holder has entered into a Jotter Voting Agreement (including the attached irrevocable proxy) among such securityholder, Jotter and SAFLINK in the form set forth as Exhibit 6.7(a), and confirms that such securityholder will comply with such agreement in accordance with its terms through and including the Effective Time. Jotter and the Signing Holders agree to use their best efforts to assure that all of the Jotter Voting Agreements (including attached proxies) (collectively, the "Jotter Voting Agreements") executed by the securityholders of Jotter listed on Schedule 6.7(a) remain in full force and effect without modification through and including the Effective Time.

         (b) SAFLINK Voting Agreements. SAFLINK represents Home Shopping Network Inc. and RMS Limited Partnership have each entered into a SAFLINK Voting Agreement among such securityholder, Jotter and SAFLINK in the form set forth as
Exhibit 6.7(b). SAFLINK agrees to use its best efforts to assure that all of the SAFLINK Voting Agreements (collectively, the "SAFLINK Voting Agreements") executed by the securityholders of SAFLINK listed on Schedule 6.7(b) remain in full force and effect without modification through and including the Effective Time.

         6.8 Agreements by Affiliated Stockholders. Schedule 6.8 lists the names and addresses of those persons who are, in Jotter's reasonable judgment, "affiliates" of Jotter within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act ("Rule 145") (each such person, an "Affiliate"). Jotter shall provide SAFLINK such information and documents as SAFLINK shall reasonably request for purposes of reviewing such list. Jotter shall use its best efforts to deliver or cause to be delivered to SAFLINK, on or prior to the tenth (10th) day after the date hereof, from each of the Affiliates of Jotter identified in the foregoing list, a written Affiliate Agreement in the form attached hereto as Exhibit 6.8. SAFLINK shall be entitled to place legends as specified in such Affiliate Agreements on the certificates evidencing any SAFLINK Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the SAFLINK Common Stock, consistent with the terms of such agreements.

         6.9 Employees. Consistent with SAFLINK's employee benefit plans, all Jotter employees who become employees of SAFLINK or a subsidiary of SAFLINK as of the Effective Time shall receive benefits that are generally made available to SAFLINK employees and, to the extent not prohibited by law, shall receive service credit (other than for benefit accrual under a defined benefit pension plan) that includes their employment by Jotter or any of its Subsidiaries prior to the Effective Time. Any such employment of such former employees of Jotter or any of its Subsidiaries shall not affect the "at will" employment status of any such employee or limit any right of SAFLINK or its applicable subsidiary to terminate any employee with or without cause following the Effective Time. Jotter employees who become employees of SAFLINK or a subsidiary of SAFLINK as of the Effective Time shall be permitted to transfer their accrued vacation balance to their employment at SAFLINK and shall thereafter accrue vacation pursuant to SAFLINK's policies.

         6.10 Treatment of Merger as Qualifying Reorganization. Each of Jotter and SAFLINK shall (a) treat the Merger as a qualified reorganization under
Section 368 of the Code, (b) report the Merger and all related transactions consistently therewith, (c) take such actions as may be reasonably required to cause the Merger to be treated as a qualifying reorganization, and (d) take no action which could disqualify the Merger from reorganization status under
Section 368 of the Code.

         6.11 Treatment of Merger as Foreign Merger. Each of Jotter and SAFLINK shall take such actions as may be reasonably required to cause the Merger to be treated as a "foreign merger" within the meaning of subsections 87(8) and 87(8.1) of the Income Tax Act (Canada) and take no action that could disqualify the Merger from "foreign merger" status under subsections 87(8) and 87(8.1) of the Income Tax Act (Canada).

         6.12 Takeover Statutes. If any federal, state or provincial takeover law shall become applicable to the transactions contemplated by this Agreement, SAFLINK and its Board of Directors or Jotter and its Board of Directors, as the case may be, shall use their reasonable best efforts to obtain such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement.

         6.13 Joint Proxy Statement; Shareholder Vote.

         (a) Joint Proxy Statement. As promptly as practicable after the execution of this Agreement,

                  (i) SAFLINK and Jotter shall prepare and file with the SEC a joint proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the meetings of Jotter's shareholders and SAFLINK's shareholders to be held to consider the approval and adoption of this Agreement and the Merger by Jotter's shareholders and SAFLINK's shareholders.

                  (ii) SAFLINK and Jotter shall cause the Proxy Statement to comply with the information requirements of Rule 502 of Regulation D ("Rule 502") and Rule 903 under Regulation S ("Rule 903") promulgated under the Securities Act. SAFLINK shall promptly furnish to Jotter information concerning SAFLINK that may be required to satisfy the information requirements of Rule 502 and Rule 903 in connection with any action contemplated by this Section 6.13. If any event relating to any party hereto occurs, or if any party hereto becomes aware of any information, in either case that should be disclosed in an amendment or supplement to the Proxy Statement, then such party shall promptly inform the others thereof and SAFLINK and Jotter shall prepare and distribute such amendment or supplement to the shareholders of Jotter and SAFLINK. Each party shall take all actions necessary or advisable to exempt the issuance of the SAFLINK Common Stock to be issued in the Merger under Rule 506 of Regulation D and under Rule 903 of Regulation S promulgated under the Securities Act. In connection with the distribution of the Proxy Statement to U.S. Holders of Jotter, Jotter shall include, and shall use its best efforts to cause each U.S. Holder to complete and return, (i) an investor status questionnaire in a form provided by SAFLINK (the " Regulation D Status Letter"), which form will require each Jotter shareholder who is not an "accredited investor" (as defined in Rule 501 of Regulation D promulgated under the Securities Act ("Rule 501")) to agree to be represented by a "purchaser representative" (as defined in Rule 501) reasonably satisfactory to SAFLINK in connection with evaluating the merits and risks of investing in SAFLINK Common Stock, and (ii) an investment representation letter in customary form to be provided by SAFLINK (the "Regulation D Investment Letter"). In connection with the distribution of the Proxy Statement to Non-U.S. Holders of Jotter, Jotter shall and shall use its best efforts to cause each Non-U.S. Holder to complete and return, (i) an investor status questionnaire in a form provided by SAFLINK (the "Regulation S Status Letter"), which form will require each Non-U.S. Holder to provide certain information as SAFLINK may reasonably request to ensure that the issuance of SAFLINK Common Stock to the Non-U.S. Holders shall be exempt from registration under the Securities Act pursuant to Rule 903 of Regulation S, and (ii) an investment representation letter in customary form to be provided by SAFLINK (the "Regulation S Investment Letter").


         (b) Prior to the Effective Time, SAFLINK and Jotter shall use reasonable efforts to obtain all regulatory approvals and other information (including obtaining properly completed Status Letters from each Jotter shareholder) needed to ensure that the SAFLINK Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States and Canada in which any registered holder or beneficial holder of capital stock of Jotter has an address of record on the record date for determining the shareholders entitled to notice of and to vote on the principal terms of this Agreement and the Merger; provided, however, that, in connection with the issuance of SAFLINK Common Stock, SAFLINK shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified, or (ii) to file a general consent to service of process in any jurisdiction.

         (c) Jotter shall take all action necessary under all applicable Legal Requirements to solicit the vote of the shareholders of Jotter entitled to vote upon the principal terms of this Agreement, the Plan of Merger and the Merger and will, as promptly as practicable, mail to each holder of capital stock of Jotter a copy of the Proxy Statement, a form of proxy, a Regulation D or Regulation S Status Letter, a Regulation D or Regulation S Investment Letter and such other documents as SAFLINK deems are necessary to comply with applicable law or are otherwise reasonably appropriate. Jotter shall use its best efforts to ensure that the Jotter Required Shareholder Vote will be obtained as promptly as practicable after the Proxy Statement is first sent to the shareholders of Jotter. Jotter shall ensure that the Jotter Required Shareholder Vote is obtained in compliance with all applicable Legal Requirements.

         (d) The Board of Directors of Jotter shall take all action necessary under all applicable Legal Requirements to solicit the vote of the shareholders of Jotter to recommend (subject to no conditions or qualifications) that Jotter's shareholders approve the principal terms of this Agreement, the Plan of Merger and the Merger. The Proxy Statement shall include a statement to such effect. Neither the Board of Directors of Jotter nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to SAFLINK, the recommendation of the Board of Directors of Jotter that Jotter's shareholders approve the principal terms of this Agreement, the Plan of Merger and the Merger.

         (e) SAFLINK shall take all action necessary under all applicable Legal Requirements to solicit the vote of the shareholders of SAFLINK entitled to vote upon the principal terms of this Agreement, the Plan of Merger and the Merger and will, as promptly as practicable, mail to each holder of capital stock of SAFLINK a copy of the Proxy Statement, a form of proxy, and such other documents as Jotter deems are necessary to comply with applicable law or are otherwise reasonably appropriate. SAFLINK shall use its best efforts to ensure that the SAFLINK Required Shareholder Vote will be obtained as promptly as practicable after the Proxy Statement is first sent to the shareholders of SAFLINK. SAFLINK shall ensure that the SAFLINK Required Shareholder Vote is obtained in compliance with all applicable Legal Requirements.

         6.14 Termination of Agreements. Prior to the Closing, all parties to the agreements listed in Schedule 6.14 hereto shall enter into agreements (collectively, the "Termination Agreements"), in the form set forth as Exhibit
6.14 (and conditioned and effective upon the Closing), terminating all of such parties' rights under such listed agreements on the date set forth on Schedule 6.14.

         6.15 Certificate Pursuant to Section 116 of the Income Tax Act (Canada)

         (a) Jotter shall provide to SAFLINK a certificate issued pursuant to either subsection 116(2) or 116(4) of the Income Tax Act (Canada) with respect to the disposition of the shares of MindQuake and, in the case of a certificate issued under subsection 116(2) of the Income Tax Act (Canada) having as the "Certificate Limit" as defined in subsection 116(2) of the Income Tax Act (Canada), an amount no less than fair market value of the shares of MindQuake as agreed between SAFLINK, Jotter and Acquisition Corporation. In the alternative, the certificate issued under either subsection 116(2) or 116(4) shall indicate that any gain arising on the transfer of the shares of MindQuake is exempt from tax under the Income Tax Act (Canada) under the Canada-U.S. Tax Convention.

         (b) In the event that Jotter fails to deliver the certificate described above at or before the Effective Time, SAFLINK shall be entitled to deduct and withhold such amounts of SAFLINK Common Stock otherwise issuable to the Holders pursuant to Section 2.3(c) on account of amounts required to be remitted to the Receiver General of Canada under section 116 of the Income Tax Act (Canada) provided that no amount shall be remitted prior to the date such amount is required under the Income Tax Act (Canada) to be remitted and where such certificate is delivered prior to the remittance date, such withheld SAFLINK Common Stock shall be released to the Holders. To the extent that SAFLINK Common Stock is so withheld, such withheld SAFLINK Common Stock shall be treated for all purposes hereof as having been issued to the Holders. SAFLINK is hereby authorized to sell or otherwise dispose of such portion of the SAFLINK Common Stock as is necessary to provide sufficient funds to comply with the requirements of section 116 of the Income Tax Act (Canada) and SAFLINK shall notify the Holders and remit to the Holders any unapplied balance of the net proceeds of such sale. The Holders shall bear all reasonable costs and expenses associated with any sale by SAFLINK pursuant to this paragraph.

         6.16 MindQuake Agreements. Jotter covenants and agrees that prior to the Closing Date each holder of capital stock of MindQuake, other than Jotter, will have entered into an agreement between such holder and Jotter to convert such holder's shares of capital stock of MindQuake directly on the basis of the Exchange Ratio into shares of SAFLINK Common Stock, in the form set forth as
Exhibit 6.16, and confirms that such holders will comply with such agreement in accordance with its terms through and including the Effective Time. Jotter shall use its best efforts to assure that all such agreements (collectively, the "MindQuake Agreements") executed by the holders of MindQuake capital stock , other than Jotter, listed on Schedule 6.16 remain in full force and effect without modification through and including the Effective Time.


                                   ARTICLE VII

                              CONDITIONS PRECEDENT

         7.1 Conditions to Obligations of SAFLINK, Acquisition Corporation, Jotter and Signing Holders. The obligations of SAFLINK, Acquisition Corporation, Jotter and the Signing Holders to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by all of SAFLINK, Acquisition Corporation and Jotter.

         (a) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any federal, provincial or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of Jotter or SAFLINK, has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

         (b) Statutes. There shall not be in effect any statute, rule or regulation which would (i) make the consummation of the Merger illegal, (ii) prohibit SAFLINK's or Surviving Corporation's ownership or operation of all or a material portion of the business or assets of Jotter, or compel SAFLINK or Surviving Corporation to dispose of or hold separate all or a material portion of the business or assets of Jotter, as a result of the Merger, or (iii) render SAFLINK, Jotter or Acquisition Corporation unable to consummate the Merger, except for any waiting period provisions.

         (c) SAFLINK Shareholder Approval. The shareholders of SAFLINK shall have duly approved this Agreement, the Plan of Merger, and the transaction contemplated hereby and thereby by the SAFLINK Required Shareholder Vote.

         (d) Jotter Shareholder Approval. The shareholders of Jotter shall have duly approved this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby by the Jotter Required Shareholder Vote.

         (e) Dissenting Shares. Not more than 15,000 shares of Jotter Common Stock in the aggregate, shall be Dissenting Shares.

         (f) Registration Rights Agreement. The Registration Rights Agreement in the form attached hereto as Exhibit 7.1(f) shall have been executed and delivered by SAFLINK and Jotter.

         (g) Tax-Free Reorganization. The Merger shall be a tax-free reorganization with the meaning of Section 368 of the Code.

         (h) Foreign Merger. The Merger shall be a "foreign merger" within the meaning of subsections 87(8) and 87(8.1) of the Income Tax Act (Canada).

         (i) Escrow Agreement. The Escrow Agent shall have executed and delivered the Escrow Agreement in the form attached hereto as Exhibit 7.1(i).

         (j) Canadian Securities Filings. To the extent required, SAFLINK has received discretionary relief or consents from applicable securities regulatory authorities in respect of the distribution of the Merger Shares to Alberta Holders and B.C. Holders.

         (k) Conversion of Jotter Convertible Debt. Jotter shall have caused any convertible notes outstanding prior to the date hereof to be converted into shares of Jotter Common Stock prior to the Closing Date, which Jotter Common Stock shall cease to be outstanding and shall be converted by virtue of the Merger under the Exchange Ratio pursuant to Section 2.3(c)(ii).

         (l) Conversion of Jotter Preferred Stock. Jotter shall have caused all of the holders of Jotter Preferred Stock to cancel such shares or convert such shares into shares of Jotter Common Stock prior to the Closing Date, which Jotter Common Stock shall cease to be outstanding and shall be converted by virtue of the Merger under the Exchange Ratio pursuant to Section 2.3(c)(ii).

         (m) Exercise of Jotter Options. Jotter shall have caused all of the holders of Jotter Options to cancel such options or to exercise such options into shares of Jotter Common Stock prior to the Closing Date, which Jotter Common Stock shall cease to be outstanding and shall be converted by virtue of the Merger under the Exchange Ratio pursuant to Section 2.3(c)(ii).

         (n) Exercise of Jotter Warrants. Jotter shall have caused the holders of Jotter Warrants to cancel such warrants or to exercise such warrants into shares of Jotter Common Stock prior to the Closing Date, which Jotter Common Stock shall cease to be outstanding and shall be converted by virtue of the Merger under the Exchange Ratio pursuant to
Section 2.3(c)(ii).

         (o) Conversion of Rights to Jotter Common Stock. Jotter shall have caused the holders of any calls, rights, commitments or agreements of any character to which Jotter is a party or by which it is bound obligating Jotter to issue, deliver or sell, or cause to be issued, delivered or sold additional shares of Jotter Common Stock to exercise their rights to receive Jotter Common Stock prior to the Closing Date, which Jotter Common Stock shall cease to be outstanding and shall be converted by virtue of the Merger under the Exchange Ratio pursuant to Section 2.3(c)(ii).

         (p) Exercise of Rights of MindQuake Stock. Jotter or its successor shall cause the holders of shares of MindQuake capital stock, other than Jotter, to convert such shares into shares of SAFLINK Common Stock at the Closing Date, which MindQuake capital stock shall cease to be outstanding and shall be converted using the Exchange Ratio pursuant to Section 2.2(c)(ii), and Jotter shall own 100% of MindQuake.

         (q) Closing Balance Sheet. Jotter shall have prepared the Closing Balance Sheet in accordance with GAAP, applied on a consistent basis, two (2) days before the Closing Date. Such Closing Balance Sheet shall have been delivered at Closing and notwithstanding the exceptions set forth in the penultimate sentence in Section 3.5(a), the Closing Balance Sheet shall not reflect liabilities (including accounting and legal expenses relating to the transactions contemplated hereby not to exceed $100,000) in excess of $125,000 in the aggregate.

         (r) Holder Lock Up Agreements. Each Holder (other than the Indemnifying Holders and the Employees) shall have executed and delivered to SAFLINK a lock-up letter, in the form attached hereto as Exhibit 7.1(r).

         (s) Employee Lock Up Agreements. Each employee listed on Schedule 7.1(s) ("Employee") shall have executed and delivered to SAFLINK a lock-up letter, in the form attached hereto as Exhibit 7.1(s).

         (t) Conversion of SAFLINK Preferred Stock. SAFLINK shall have caused all of the holders of SAFLINK Series A and Series D Preferred Stock to convert such shares into shares of SAFLINK Common Stock prior to the Closing Date.

         7.2 Conditions to Obligations of SAFLINK and Acquisition Corporation. The obligations of SAFLINK and Acquisition Corporation to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following additional conditions, unless waived by SAFLINK:

         (a) Representations and Warranties. The representations and warranties of Jotter and the Signing Holders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and on and as of the Closing Date (except for representations and warranties expressed as of a specified date, which shall be true and correct as of such date), with the same force and effect as if made on and as of the Closing, and SAFLINK shall have received certificates signed by the chief executive officer and chief financial officer of Jotter, and by the Signing Holders, respectively, to such effect.

         (b) Performance of Obligations of Jotter. Jotter shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and SAFLINK shall have received a certificate signed by the chief executive officer and chief financial officer of Jotter to such effect. The Signing Holders shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Closing Date and shall have delivered certificates to such effect to SAFLINK.

         (c) Certificate of Secretary of Jotter. SAFLINK shall have received a certificate, validly executed by the Secretary of Jotter, certifying as to (i) the terms and effectiveness of the Certificate of Incorporation and the Bylaws of Jotter, (ii) the valid adoption of resolutions of the Board of Directors of Jotter and the shareholders of Jotter approving this Agreement and the Plan of Merger and consummation of the transactions contemplated hereby and thereby and
(iii) such other matters as SAFLINK or its counsel shall reasonably request.

         (d) Agreements Regarding Equity Securities. Jotter shall not be bound by any options, warrants, rights or agreements which would entitle any person, other than SAFLINK, to own any capital stock of Jotter or any subsidiary of Jotter or to receive any payment in respect thereof.

         (e) Opinions of Counsel. SAFLINK shall have received an opinion dated the Closing Date of Titus, Brueckner & Berry, P.C., counsel to Jotter, in the form of Exhibit 7.2(e).

         (f) Receipt of Consents. SAFLINK shall have been furnished with evidence satisfactory to it that (i) Jotter has obtained the Consents, approvals and waivers set forth in Schedule 3.4 and that such Consents do not alter materially the terms of Jotter's obligations under the related licenses, permits or agreements under which such Consent, approval or waiver is sought, and (ii) all authorizations, consents, orders or approvals of, or declarations or filings with, any Governmental Entity including the Secretary of State of Delaware and applicable federal, provincial or state securities law regulatory bodies, and all Consents of any other third party under contracts or otherwise, in each case deemed necessary or appropriate by SAFLINK for the consummation of the Merger and the other transactions contemplated by this Agreement or which is material to the business of Jotter, shall have been filed, occurred or been obtained (in each case subject to no term, condition or restriction unacceptable to SAFLINK).

         (g) No Material Adverse Change. Since the date of this Agreement there shall have been no changes in the condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of Jotter which, individually or in the aggregate, have had or may be reasonably expected to have a Jotter Material Adverse Effect.

         (h) Change in Laws or Regulations. Since the date of this Agreement, no statute shall have been enacted and no rule or regulation shall have been adopted by the State of Delaware or any federal or provincial agency or authority which has had or may reasonably be expected to have a Jotter Material Adverse Effect.

         (i) Voting and Affiliate Agreements. The Jotter Voting Agreements and Affiliate Agreements described herein shall have been executed and delivered to SAFLINK by the Closing Date and the date specified in Section 6.8, respectively, and shall be in full force and effect.

         (j) Resignations. Each individual who serves as a member of the Board of Directors or as an officer of Jotter shall have resigned from the Board of Directors or from such office effective on or prior to the Effective Time.

         (k) Good Standing Certificate. SAFLINK shall have received certificates of Jotter's good standing in the State of Delaware and in such other states as SAFLINK may reasonably request, each dated as of a recent date.

         (l) Escrow Agreement. Jotter, certain Holders and the Holders' Representative shall have executed and delivered the Escrow Agreement in the form attached hereto as Exhibit 7.1(i).

         (m) Rule 506 Exemption. Each U.S. Holder shall have in a timely manner provided SAFLINK with such representations, warranties, certifications and additional information (including the Regulation D Investment Letter) as SAFLINK may reasonably request to ensure that the issuance of SAFLINK Common Stock to the U.S. Holders shall be exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D promulgated under the Securities Act. SAFLINK shall be reasonably satisfied as to the availability of such exemption, including as to the representation of each U.S. Holder who is not an "accredited investor" (as such term is defined in Rule 501) at all pertinent times by a "purchaser representative" (as such term is defined in Rule 501). Without limiting the generality of the foregoing, no more than 35 shareholders of Jotter shall be determined by SAFLINK in its reasonable judgment not to be "accredited investors" as defined in Rule 501, and all U.S. Holders who are so determined not to be accredited investors shall have agreed to be represented by a purchaser representative (whose qualifications to serve as such representative under Rule 506 of Regulation D shall be reasonably satisfactory to SAFLINK) in connection with such U.S. Holder's consideration of the Merger.

         (n) Regulation S Exemption. Each Non-U.S. Holder shall have in a timely manner provided SAFLINK with such representations, warranties, certifications and additional information (including the Regulation S Investment Letter) as SAFLINK may reasonably request to ensure that the issuance of SAFLINK Common Stock to the Non-U.S. Holders shall be exempt from registration under the Securities Act pursuant to Rule 903 of Regulation S promulgated under the Securities Act.

         (o) Other Documents and Actions. The Termination Agreements described in Section 6.14 shall have been executed by all parties thereto and delivered to SAFLINK and shall be in full force and effect.

         (p) Non-Compete Agreements. Signing Holders shall have executed and delivered to SAFLINK an Agreement Not to Compete in the form attached hereto as
Exhibit 7.2(p), respectively.

         (q) Fairness Opinion. SAFLINK shall have received an opinion from H.C. Wainwright & Co., Inc. to the effect that the terms of the transactions contemplated herein are fair from a financial point of view to the shareholders of SAFLINK.

         (r) Due Diligence. SAFLINK and the SAFLINK Representatives shall have received all information concerning the business, finances, properties and personnel of Jotter and its Subsidiaries reasonably requested by it and SAFLINK shall have determined to its sole satisfaction that the business, financial, legal, and technical aspects of Jotter are as represented by Jotter and no adverse fact or circumstance as determined in SAFLINK's sole discretion relating to the business, financial condition or operations of Jotter shall have come to the attention of SAFLINK as a result of such investigation.

         (s) Effective Registration Statement. If pursuant to Section 2.6(c), SAFLINK causes the Merger Shares to be registered and issued pursuant to a registration statement in accordance with the Securities Act and the rules and regulations promulgated thereunder by the SEC, such registration statement shall have been declared effective by the SEC.

         7.3 Conditions to Obligations of Jotter. The obligations of Jotter and the Signing Holders to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the following additional conditions unless waived by Jotter:

         (a) Representations and Warranties. The representations and warranties of SAFLINK and Acquisition Corporation set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and on as of the Closing Date (except for representations and warranties expressed as of a specified date, which shall be true and correct as of such date), with the same force and effect as if made on and as of the Closing, and Jotter shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of SAFLINK to such effect.

         (b) Performance of Obligations of SAFLINK and Acquisition Corporation. SAFLINK and Acquisition Corporation shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Closing Date, and Jotter shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of SAFLINK to such effect.

         (c) Certificate of Secretary of SAFLINK. Jotter shall have received a certificate, validly executed by the Secretary of SAFLINK, certifying as to (i) the terms and effectiveness of the Certificate of Incorporation and the Bylaws of SAFLINK, (ii) the valid adoption of resolutions of the Board of Directors of SAFLINK and the shareholders of SAFLINK approving this Agreement and the Plan of Merger and consummation of the transactions contemplated hereby and thereby and
(iii) such other matters as Jotter or its counsel shall reasonably request.

         (d) Escrow Agreement. SAFLINK shall have executed and delivered the Escrow Agreement in the form attached hereto as Exhibit 7.1(i).

         (e) Voting Agreements. The SAFLINK Voting Agreements described herein shall have been executed and delivered to Jotter by the Closing Date and the date specified in Section 6.8, and shall be in full force and effect.

         (f) Opinion of Counsel. Jotter shall have received an opinion dated the Closing Date of Baker & McKenzie, counsel to SAFLINK, in the form of Exhibit 7.3(f).

         (g) Receipt of Consents. Jotter shall have been furnished with evidence satisfactory to it that (i) all authorizations, consents, orders or approvals of, or declarations or filings with, any Governmental Entity including the Secretary of State of Delaware and applicable federal, provincial or state securities law regulatory bodies, and all Consents of any other third party under contracts or otherwise, in each case deemed necessary or appropriate by Jotter for the consummation of the Merger and the other transactions contemplated by this Agreement or which is material to the business of SAFLINK, shall have been filed, occurred or been obtained (in each case subject to no term, condition or restriction unacceptable to Jotter).

         (h) No Material Adverse Change. Since the date of this Agreement there shall have been no changes in the condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of SAFLINK which, individually or in the aggregate, have had or may be reasonably expected to have a SAFLINK Material Adverse Effect.

         (i) Change in Laws or Regulations. Since the date of this Agreement, no statute shall have been enacted and no rule or regulation shall have been adopted by the State of Delaware or any federal or provincial agency or authority which has had or may reasonably be expected to have a SAFLINK Material Adverse Effect.

         (j) Good Standing Certificate. Jotter shall have received certificates of Jotter's good standing in the State of Delaware and in such other states as Jotter may reasonably request, each dated as of a recent date.

                                  ARTICLE VIII

                                     CLOSING
                                     -------

         8.1 Closing Date. The Closing under this Agreement (the "Closing") shall be held not more than two (2) business days following the satisfaction of all conditions precedent to the Merger specified in this Agreement (other than the deliver of the documents and other items required by this Agreement to be delivered at the Closing), unless duly waived by the party entitled to satisfaction thereof. In any event, if the Closing has not occurred on or before the Termination Date, this Agreement may be terminated as provided in Section 11.1(b). Such date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Baker & McKenzie, 815 Connecticut Avenue, NW, Washington, D.C., at 10:00 A.M. on such date, or at such other time and place as SAFLINK and Jotter may agree upon in writing.

         8.2 Filing Date. Subject to the provisions of this Agreement, on the Closing Date fully executed and acknowledged copies of the Plan of Merger, along with required related certificates of Jotter and Acquisition Corporation, meeting the requirements of the Delaware General Corporation Law, shall be filed with the Secretary of State of Delaware, all in accordance with the provisions of this Agreement (the date on which the later of these filings occurs is referred to as the "Filing Date").

         8.3 Best Efforts. All the parties hereto shall use all commercially reasonable efforts (subject to any limitations stated herein) to cause the Closing Date and Filing date to be not later than the Termination Date.

                                   ARTICLE IX

                           INDEMNIFICATION AND ESCROW
                           --------------------------

         9.1 Survival of Jotter Representations and Warranties. All of Jotter and the Signing Holders' representations and warranties in this Agreement or in any agreement, instrument or document delivered pursuant to this Agreement (i) shall survive the Merger and continue until 5:00 p.m., Pacific time, on the date which is twenty-four (24) months after the Closing Date (the "Expiration Date"), except that (a) the representations and warranties contained in Section 3.2 (Capital Structure) shall survive without limitation, (b) the representations and warranties contained in Sections 3.7 (Properties), 3.9 (Taxes), 3.11 (Compliance with Law), and 3.17 (Intellectual Property) shall survive and continue until the expiration of the applicable statute of limitations, and (c) if at any time prior to the Expiration Date, any SAFLINK Indemnitee (acting in good faith) delivers to the Holders' Representative a written notice asserting a claim for recovery under Section 9.2 hereof, then the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved; and (ii) shall not be affected by any investigation conducted for or on behalf of SAFLINK with respect thereto or any knowledge acquired by SAFLINK or its officers, directors, employees, stockholders or agents as to the accuracy or inaccuracy of any such representation or warranty. All representations and warranties of SAFLINK and Acquisition Corporation in this Agreement or in any agreement, instrument or document delivered pursuant to this Agreement shall survive the Merger and expire at the expiration of the Escrow Period, and any liability of SAFLINK or Acquisition Corporation with respect thereto shall cease at such time. If at any time prior to the Expiration Date, any Jotter Indemnitee (acting in good faith) delivers to SAFLINK a written notice asserting a claim for recovery, then the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved; and (ii) shall not be affected by any investigation conducted for or on behalf of Jotter with respect thereto or any knowledge acquired by Jotter or its officers, directors, employees, stockholders or agents as to the accuracy or inaccuracy of any such representation or warranty. The waiver of any condition based on the accuracy of any representation or warranty, or the performance or compliance of any covenant or obligation, will not affect the right to indemnification set forth in this Article IX or the right to any other remedy.


         9.2      Indemnification by Jotter and the Signing Holders.

         (a) Subject to the limitations set forth herein, the Signing Holders (and, if the Merger is not consummated, Jotter) (collectively, the "Indemnitors") jointly and severally agree to defend and indemnify Acquisition Corporation and SAFLINK (and, after the Closing, the Surviving Corporation), and their respective affiliates, directors, officers, shareholders, successors and assigns (collectively, the "SAFLINK Indemnitees"), against and hold each of them harmless from any and all losses, liabilities, Taxes, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, reasonable counsel fees, costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity (net of any insurance recovery) (in this Article IX, collectively, "Indemnifiable Damages") which any such SAFLINK Indemnitee may suffer or incur by reason of (i) the inaccuracy or breach of any of the representations, warranties or covenants of Jotter or the Signing Holders contained in this Agreement or any document, certificate or agreement delivered pursuant hereto, or (ii) any claim by any person or entity relating to or arising out of transactions, events, acts or omissions of or by Jotter or any of its Subsidiaries prior to the Effective Time that is not adequately accrued or otherwise reflected on the Jotter Balance Sheet and that is not expressly and specifically disclosed (including the nature and amount of the related liability) in the Schedules delivered to SAFLINK on the date hereof (but excluding claims relating to pending or threatened litigation), other than liabilities incurred after the date of the Jotter Balance Sheet in the ordinary course of business of Jotter and its Subsidiaries and which are usual and normal in amount, or (iii) any other claim by a Person (including any stockholder or former stockholder) seeking to assert, or based upon, (a) ownership or rights to ownership of any shares of capital stock of Jotter or any of its Subsidiaries,
(b) any rights of a stockholder (other than rights to receive the Merger Shares or cash in lieu of fractional shares pursuant to this Agreement or dissenter's rights under the Delaware General Corporation Law), including any option, preemptive right or right to notice or to vote, (c) any rights under the Certificate of Incorporation or Bylaws of Jotter, or (d) any claim that such Person's shares were wrongfully repurchased by Jotter. SAFLINK, Jotter and the Signing Holders each acknowledge that such Indemnifiable Damages would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Merger consideration. Notwithstanding the generality of the foregoing, the full amount of the Escrow Fund shall be available as security for the satisfaction of all Indemnifiable Damages which any SAFLINK Indemnitee may suffer or incur. Jotter (if the Merger is not consummated) or the Signing Holders, as the case may be, are hereinafter referred to as the "Jotter Indemnitors." Notwithstanding the foregoing, the SAFLINK Indemnitees may not recover any Indemnifiable Damages unless and until the aggregate Indemnifiable Damages recovered or recoverable from all of the Jotter Indemnitors hereunder by all SAFLINK Indemnitees cumulatively exceeds one hundred thousand ($100,000) (in which event the Jotter Indemnitors shall be liable for the full amount of Indemnifiable Damages, including the first one hundred thousand ($100,000)); provided, however, that for purposes of determining whether the foregoing one hundred thousand ($100,000) threshold has been exceeded, any materiality limitations expressly stated in the representations, warranties and covenants of Jotter and the Signing Holders herein shall not be taken into account.

         (b) Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, SAFLINK Indemnities or Jotter Indemnities, as the case may be, and the affiliates of any of them shall have the right to be put in the same financial position as they would have been in had each of the representations, warranties and covenants of Jotter Indemnities or SAFLINK Indemnities, as the case may be, been true and accurate or the same said parties had not breached any such covenants or had any of the events, claims or liabilities referred to in clause (a) of this Section 9.2 not occurred or been made or incurred. In determining whether any party has breached a covenant, representation or warranty, the knowledge of the Indemnitee prior to the Closing of any inaccuracy in such representation, covenant or warranty shall not be considered and it shall not be a defense to any claim for indemnification hereunder that any Indemnitee knew or should have known prior to the Closing of the facts giving rise to such claim for indemnification. No Indemnitee shall have any express or implied obligation hereunder to inform any Indemnitor as to any inaccuracy in any representation, covenant or warranty, which is discovered by any Indemnitee or any of its officers, directors, employees or agents prior to the Closing.

         (c) Except for the limitation that SAFLINK proceed solely against the Escrow Fund, each of the Indemnitors (A) waives any right to require any Indemnitee to (i) proceed against any person or entity, or (ii) pursue any other remedy in its power, and (B) waives any defense arising by reason of any inability of any other obligor to pay or any defense based on bankruptcy or insolvency or other similar limitations on creditors' remedies with respect to any other person. Until any claims which have been asserted have been settled and indefeasibly paid in full, each Indemnitor shall have no right of subrogation and each Indemnitor waives any right to enforce any remedy which any Indemnitee now has or may hereafter have against any other person and waives any benefit or any right to participate in any collateral or security whatsoever now or hereafter held by any Indemnitee.

         9.3      Escrow Fund.

         (a) As sole security for the indemnity provided for in Section 9.2 of this Agreement, the Escrow Shares (defined in Section 2.3 hereof) shall be registered in the names of the Indemnifying Holders but shall be deposited (together with assignments in blank executed by the Indemnifying Holders) with Chase Manhattan Trust Company, National Association (or other institution selected by SAFLINK with the reasonable consent of the Holders' Representative) as escrow agent (the "Escrow Agent"), such deposit to constitute an escrow fund ("the Escrow Fund") to be governed by the terms set forth herein and in an Escrow Agreement among SAFLINK, the Escrow Agent and the Indemnifying Holders (the "Escrow Agreement") substantially in the form attached hereto as Exhibit 7.1(i). Subject to the terms of Section 9.3(b) of this Agreement, SAFLINK's compliance with the terms hereof and the terms of the Escrow Agreement the SAFLINK Indemnitees shall be entitled to obtain indemnification from the Escrow Fund for all Indemnifiable Damages covered by the indemnity provided for in
Section 9.2 of this Agreement (it being understood that each Jotter Indemnitor's liability under this Agreement shall be limited to the Escrow Fund). The adoption and approval of this Agreement by Jotter's shareholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow, and the appointment of the Holders' Representative to act for and on behalf of all of the Indemnifying Holders, as the attorney-in-fact and agent of such persons, to give and receive notices and communications, to authorize delivery of any shares of SAFLINK Common Stock from the Escrow Fund in satisfaction of claims by SAFLINK Indemnitees, to object to such deliveries, to agree to, negotiate and enter into settlements and compromises of, and comply with orders and decrees with respect to such claims, and to take all actions necessary or appropriate in the judgment of such representative for the accomplishment of the foregoing. A decision, act, consent or instruction of the Holders' Representative shall constitute a decision of all of the Indemnifying Holders and shall be final, binding and conclusive upon each of the Indemnifying Holders. The Escrow Agent, SAFLINK and Acquisition Corporation may rely upon any decision, act, consent or instruction of the Holders' Representative as being the decision, act, consent or instruction of each and all of the Signing Holders. The Escrow Agent and SAFLINK and Acquisition Corporation are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Holders' Representation.

         (b) At any time until the earlier of the expiration of the Escrow Period or the termination of the Escrow Agreement as provided therein, if any SAFLINK Indemnitee makes a claim for Indemnifiable Damages and is entitled to indemnification pursuant to Section 9.2 hereof, the Escrow Agent shall, upon compliance with the procedures set forth in the Escrow Agreement, release to SAFLINK (or other applicable SAFLINK Indemnitee) such amount from the Escrow Fund which is equal in value to such Indemnifiable Damages. Escrow Shares so released shall be valued at the closing price on the Closing Date of the SAFLINK Common Stock, as reported by the Nasdaq SmallCap Market. Upon a distribution by the Escrow Agent to SAFLINK (or other applicable SAFLINK Indemnitee) pursuant to this Section, the Escrow Fund will be correspondingly reduced.

         9.4 Indemnification by SAFLINK. Subject to the limitations set forth herein, SAFLINK shall, as to those representations and warranties which are herein made by SAFLINK and Acquisition Corporation, indemnify and hold harmless each Holder immediately prior to the Effective Time and (prior to the Closing
Date) Jotter and its affiliates, directors, officers, employees, agents, successors and assigns (collectively, the "Jotter Indemnitees"), against and hold each of them harmless (net of any insurance recovery) from any and all Indemnifiable Damages which any of the Jotter Indemnitees may suffer or incur by reason of the inaccuracy or breach of any of the representations, warranties or covenants of SAFLINK and Acquisition Corporation contained in this Agreement. SAFLINK shall be obligated to indemnify the Jotter Indemnitees for Indemnifiable Damages pursuant to this Section 9.4 only if a claim for indemnification is made by the Jotter Indemnitees within the period ending at the end of the Escrow Period. Notwithstanding the foregoing, the Jotter Indemnitees may not recover any Indemnifiable Damages unless and until the aggregate Indemnifiable Damages recovered or recoverable from SAFLINK hereunder by all Jotter Indemnitees cumulatively exceeds one hundred thousand ($100,000) (in which event SAFLINK shall be liable for the full amount of Indemnifiable Damages, including the first one hundred thousand ($100,000); provided, however, that for purposes of determining whether the foregoing one hundred thousand ($100,000) threshold has been exceeded, any materiality limitations expressly stated in the representations, warranties and covenants of Acquisition Corporation shall not be taken into account.

         9.5 Notice and Defense of Third Party Claims. A party seeking indemnification under this Article IX (the "Indemnitee") shall give prompt written notice to the party from whom indemnification is sought (the "Indemnitor") of the assertion of a claim for indemnification, and the Indemnitor shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee and the payment of all expenses; except that any delay or failure to so notify the Indemnitor shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnitee shall have the right to employ separate counsel in any of the foregoing actions, claims or proceedings and to participate in the defense thereof, but the fees and expenses of such

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
counsel shall be at the expense of the Indemnitee unless both the Indemnitee and the Indemnitor are named parties and the Indemnitee shall in good faith determine that representation by the same counsel is inappropriate. In the event that the Indemnitor, within ten days after notice of any such action or claim, fails to assume the defense thereof, the Indemnitee shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnitor. Anything in this Article IX to the contrary notwithstanding, the Indemnitor shall not, without the Indemnitee's prior written consent, settle or compromise any action or claim or consent to the entry of any judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnitor. The Indemnitor may, without the Indemnitee's prior written consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action or claim that requires solely the payment of money damages by the Indemnitor and that includes as an unconditional term thereof the release by the claimant or the plaintiff against the Indemnitee from all liability in respect of such action, claim or proceeding.

         9.6 No Contribution. No stockholder of Jotter shall have any right of contribution, right of indemnity or other right or remedy against Acquisition Corporation, SAFLINK or the Surviving Corporation in connection with any indemnification obligation or any other liability to which he, she or it may become subject under or in connection with this Agreement.

                                    ARTICLE X

                               PAYMENT OF EXPENSES

         Except as provided in Section 2.3, 9, 11.1 or 11.2 or as set forth below, SAFLINK, Jotter and the Signing Holders shall each pay its own fees and expenses incurred incident to the preparation and carrying out of the transactions herein contemplated (including legal, accounting and travel fees and expenses, and fees and expenses incurred in preparing the Proxy Statement). Notwithstanding the foregoing, (i) SAFLINK and Jotter shall share equally all government filing fees paid to any federal, provincial and state securities commission and the Secretary of State of Delaware (collectively, the "Filing Fees"), and each party shall promptly advance on request or reimburse such party's portion of the Filing Fees; (ii) SAFLINK shall pay the fees imposed by the Escrow Agent pursuant to the Escrow Agreement (iii) if the Merger is consummated, SAFLINK agrees to pay all fees and expenses of up to $100,000 incurred by Jotter (but not by any Signing Holder or other Holder) in connection with the Merger as of the Closing Date, including Jotter's legal, financial advisory and accounting expenses ("Third Party Expenses"); provided, however, that SAFLINK will have no obligation to pay such Third Party Expenses to the extent that the contract or arrangement providing therefor has not been disclosed on Schedule 3.5 or 3.14 hereto, and provided, further that SAFLINK will have full recourse to the Escrow Fund for payment of Third Party Expenses in excess of $100,000 whether such Third Party Expenses have been paid by Jotter, accrued by Jotter or incurred (and not accrued or paid) by Jotter ("Excess Expenses"), and the Holders' Representative agrees not to dispute or assert any defense with respect to, and will cooperate with SAFLINK to ensure full satisfaction of, any claim made by SAFLINK against the Escrow Fund for such Excess Expenses.

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
                                   ARTICLE XI

                        TERMINATION, AMENDMENT AND WAIVER

         11.1     Termination.

         (a) This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the Holders, by mutual written consent of the parties hereto.

         (b) This Agreement may be terminated at any time prior to the Effective Time by either Jotter or SAFLINK if (i) the Effective Time shall not have occurred on or before a date which shall be no more than 180 days from the date hereof (the "Termination Date"), whether such date is before or after approval of matters presented in connection with the Merger by the Holders, or (ii) any order, decree or injunction of a federal or state or provincial court preventing or restraining consummation of the Merger shall have become final and non-appealable, whether before or after approval of matters presented in connection with the Merger by the Holders, or (iii) there shall be any action taken, or any Legal Requirement enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity which would (x) make consummation of the Merger illegal, (y) prohibit SAFLINK's or Jotter's ownership or operation of all or a material portion of the business or assets of Jotter or SAFLINK, or compel SAFLINK or Jotter to dispose of or hold separate all or a material portion of the business or assets of Jotter or SAFLINK, as a result of the Merger or (z) render SAFLINK or Jotter unable to consummate the Merger; or
(iv) the Jotter Required Shareholder Vote or the SAFLINK Required Vote shall not have been obtained pursuant to Section 6.13 hereof; provided, that the right to terminate this Agreement shall not be available to any party hereto that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to be consummated (including without limitation the failure of the Jotter Required Shareholder Vote to have been obtained), and provided, further, that Jotter's right to terminate this Agreement under clause (iv) of this paragraph shall not be available to Jotter where the failure to obtain the Jotter Required Shareholder Vote has been caused by a breach of any of the Jotter Voting Agreements.

         (c) This Agreement may be terminated at any time prior to the Effective Time by SAFLINK if there has been a willful and material breach of any representation or warranty, or a material breach of any covenant or agreement, contained in this Agreement on the part of Jotter or any Signing Holder and, if such breach is curable through the exercise of commercially reasonable efforts, such breach has not been promptly cured after written notice of such breach; or

         (d) This Agreement may be terminated at any time prior to the Effective Time by Jotter if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of SAFLINK and, if such breach is curable through the exercise of commercially reasonable efforts, such breach has not been promptly cured after written notice of such breach; or

         (e) This Agreement may be terminated at any time prior to the Effective Time by SAFLINK if (i) the Board of Directors of Jotter shall have withdrawn or adversely modified its approval or recommendation of this Agreement (or any of its terms), the Plan of Merger or the Merger (or disclosed an intention to do
so) or failed to reconfirm such recommendation within seven business days after a written request by SAFLINK to do so; or (ii) Jotter or its Board of Directors shall make any recommendation or proposal with respect to an Acquisition Transaction (including making a statement of inability to make a recommendation) other than a recommendation against such Acquisition Transaction; or (iii) in the event that Jotter or any Signing Holder supplements or amends the Schedules to this Agreement pursuant to the terms hereof and such supplements and amendments contain disclosures which collectively would or would reasonably be expected to have a Jotter Material Adverse Effect; or (iv) SAFLINK shall have concluded, in its sole discretiion, that Jotter will not be able to satisfy the condition to closing set forth in Section 7.2(r).

         11.2     Effect of Termination.

         (a) In the event of termination of this Agreement by Jotter or SAFLINK as provided in Section 11.1, this Agreement and the Plan of Merger shall forthwith become void and there shall be no liability or obligation on the part of the parties hereto or their respective officers or directors, except as set forth in Article IX and Article X; provided, however, that no such termination will relieve any party from liability resulting from (i) the willful breach by a party hereto of any of its representations or warranties, or (ii) a breach by a party hereto of its covenants or agreements set forth in this Agreement, or
(iii) in the case of Jotter, any obligation of Jotter to pay the amounts payable pursuant to Section 11.2(b).

         (b) In the event that (i) this Agreement is terminated by SAFLINK pursuant to Section 11.1(b)(iv), Section 11.1(c), Section 11.1(e)(i) or Section 11.1(e)(ii), then Jotter shall pay promptly (but in no event later than two business days after the date of such termination) a termination payment equal to the Termination Amount, which amount shall be exclusive of any expenses payable pursuant to Article X (Payment of Expenses) and shall be payable by wire transfer of same-day U.S. funds. The "Termination Amount" shall mean ten percent (10%) of the value that the Merger Shares (which include the Escrow Shares) would have had if the Effective Time had occurred on the date of such termination. For this purpose, the value of each Merger Share shall be deemed to equal the closing price on Nasdaq SmallCap Market of one share of SAFLINK Common Stock on the trading day prior to such termination. Jotter acknowledges that the agreements contained in this Section 11.2(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, SAFLINK would not enter into this Agreement; accordingly, if Jotter fails promptly to pay any amount due pursuant to this Section 11.2(b), and, in order to obtain such payment, SAFLINK commences a suit which results in a judgment against Jotter for the payment set forth in this Section 11.2(b), Jotter shall pay to SAFLINK all of SAFLINK's costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount due from each date for payment until the day of such payment at the prime rate published in the Wall Street Journal in effect on the date such payment was required to be made plus two percent (2%).

         (c) In the event that SAFLINK unilaterally terminates this Agreement and such termination constitutes a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of SAFLINK, SAFLINK shall pay promptly (but in no event later than two business days after the date of such termination) a termination payment equal to $250,000 plus any expenses payable pursuant to Article X and shall be payable by wire transfer of same-day U.S. funds.

         (d) The obligations of the parties under the Mutual Nondisclosure Agreement (other than paragraph 10 thereof) shall survive any termination of this Agreement.

         11.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto. After approval of this Agreement and the transactions contemplated hereby by the shareholders of Jotter, no amendment hereto shall be made which by law requires the further approval of shareholders without obtaining such further approval.

         11.4 Extension; Waiver. At any time prior to the Effective Time, SAFLINK or Jotter, by such corporate action as shall be appropriate, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to SAFLINK, Jotter or the Signing Holders contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit thereof contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XII

                                     GENERAL

         12.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy, or by courier service, as follows:

If to SAFLINK:

SAFLINK Corporation
18650 N.E. 67th Court
Suite 210
Redmond, WA  98052
Attention:  Chief Financial Officer
Fax: 425-497-1778

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
with a copy to:

Baker & McKenzie
815 Connecticut Avenue, NW
Washington, DC  20006-4078
Attention:  Thomas J. Egan, Jr., Esq.
Fax:  202-452-7074

and if to Jotter or the Signing Holders:

Jotter Technologies Inc.
601 Montgomery Street
Suite 1060
San Francisco, CA  94111
Attention:  Glenn Argenbright
Fax:  415-616-5879

with a copy to:

Titus, Brueckner & Berry, P.C.
7373 North Scottsdale Road
Suite B252
Scottsdale, AZ  85253
Attention: Charles R. Berry
Fax: (480) 483-3215

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

         12.2 Headings; Construction. The descriptive headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

         12.3 Counterparts. This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

         12.4 Binding Effect; Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the provisions of Article IX shall be for the benefit of, and enforceable by, the SAFLINK Indemnitees.

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
         12.5 Entire Agreement; Assignment. This Agreement along with each of the exhibits and schedules hereto and the Mutual Nondisclosure Agreement dated July 26, 2000 between Jotter and SAFLINK (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) may not be assigned by operation of law or otherwise.

         12.6 Schedules and Exhibits. All Exhibits and Schedules attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein, and each disclosure in any Schedule shall be deemed to be a representation and warranty made by the disclosing party. The disclosures in any Schedule must relate only to the representations and warranties in the Section of this Agreement to which they expressly relate and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules hereto (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statement in the body of this Agreement will control.

         12.7 Applicable Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely in, such state. The parties hereto do hereby irrevocably submit to the jurisdiction of any state or federal court located in the State of Delaware, solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12.1 (Notices) hereof, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

         EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE

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
IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCTED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         12.8 Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

         12.9 Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the document referred to herein will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of any other right, power or privilege. Without limiting the generality of the foregoing, (i) neither the SAFLINK Indemnitees' exercise nor their failure to exercise their right to make a claim against the Escrow Fund shall constitute an election of remedies or limit the SAFLINK Indemnitees in any manner in the enforcement of any remedies that may be available to them under this Agreement or otherwise, and (ii) each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not constitute an election of remedies.

         12.10 Specific Performance. The parties hereto agree and acknowledge that, in the event of a breach of any provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to obtain specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement and to obtain reasonable attorneys' fees. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

         12.11 Commercially Reasonable Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use all commercially reasonable efforts to take, or cause to be taken, all action and to do or cause to be done all things necessary, proper or advisable consistent with applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as possible, to obtain all necessary approvals of any Governmental Entity in a manner that does not materially alter the underlying obligations of the parties and to effect any required filings, registrations and notifications. Subject to the terms and conditions of this Agreement, the parties hereto shall do and perform or cause to be done and performed all such further actions and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party hereby may reasonably request in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby, and each party hereto shall use commercially reasonable efforts to cause the conditions set forth in Article VII to be satisfied.

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
Notwithstanding the foregoing, neither SAFLINK nor Acquisition Corporation shall be required to agree to any divestiture by SAFLINK or Jotter or any of their respective subsidiaries or affiliates of shares of capital stock or of any business, assets or property of SAFLINK or Jotter or their respective subsidiaries or affiliates, or to the imposition of any material limitation on the ability of any of SAFLINK or Jotter or their respective subsidiaries and affiliates to conduct their businesses or to own or exercise control of such assets, properties and stock.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                             SAFLINK CORPORATION



                                             By: /s/ Jeffrey P. Anthony
                                                ------------------------------
                                                 Jeffrey P. Anthony
                                                 Chief Executive Officer



                                             JOTTER TECHNOLOGIES INC.



                                             By: /s/ Glenn Argenbright
                                                ------------------------------
                                                 Glenn Argenbright, President



                                             SIGNING HOLDERS

                                             /s/ Glenn Argenbright
                                             ---------------------------------
                                             Glenn Argenbright, An Individual

                                             /s/ Robert Smibert
                                             ---------------------------------
                                             Robert Smibert, An Individual



                                             /s/ Jodie Tessier
                                             ---------------------------------
                                             Jodie Tessier, An Individual



                                             /s/ Kenneth J. Wilton
                                             ---------------------------------
                                             Kenneth J. Wilton, An Individual


                                             /s/ Judy Wilton
                                             ---------------------------------
                                             Judy Wilton, An Individual

                            Virgin Technologies Inc.


                            By: /s/ Robert Smibert
                               -------------------------------------
                            Name: Robert Smibert
                            Its   President

                            K & J Wilton Limited Partnership
                            By: /s/ Kenneth J. Wilton
                               -------------------------------------
                            Name: Kenneth J. Wilton, President, KJ Wilton Inc.
                            Its   General Partner

                            KJWILTON, INC.

                            By: /s/ Kenneth J. Wilton
                               -------------------------------------
                            Name: Kenneth J. Wilton
                            Its   President

                            Ken and Judy Wilton JT ROS

                            By: /s/ Kenneth J. Wilton and Judy Wilton
                               -------------------------------------
                            Name:
                            Its